UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A Information
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. _________)
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Ricebran Technologies
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RiceBran Technologies
6720 N. Scottsdale Road, Suite # 390
Scottsdale, Arizona 85253

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON TUESDAY, JUNE 18, 2013

TO THE SHAREHOLDERS OF RICEBRAN TECHNOLOGIES:

Notice is hereby given that the 2013 Annual Meeting of Shareholders (Annual Meeting) of RiceBran Technologies, a California corporation (Company), will be held at Scottsdale Plaza Resort, 7200 N. Scottsdale Road, Scottsdale, AZ  85253, on Tuesday, June 18, 2013, at 9:00 a.m. local time, for the following purposes, as more fully described in the accompanying proxy statement (Proxy Statement):

1.	to elect 5 directors to serve on the Board of Directors until the 2014 Annual Meeting of Shareholders or until their successors have been duly elected and qualified;

2.	to approve an amendment to our articles of incorporation to increase the authorized number of shares of common stock from 500,000,000 to 1,200,000,000;

3.
to approve amendments to our articles of incorporation that would effect a reverse stock split, pursuant to which either eighty, one hundred and twenty, one hundred and sixty or  two hundred outstanding shares of our common stock would be combined into one share of such stock, and to authorize our board of directors, at their discretion, to select and file one such amendment which would effect the reverse stock split at one of these four reverse split ratios on or before June 18, 2014, if deemed appropriate;

4.	to approve, on a nonbinding advisory basis, the compensation of our named executive officers;

5	to vote, on an advisory basis, on the frequency of holding an advisory vote on executive compensation;

6	to ratify our appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2013; and

7.	to transact such other business that is properly presented before the Annual Meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on April 22, 2013, are entitled to notice of and to vote at the meeting and any adjournment thereof.

The Company is pleased to continue utilizing the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their shareholders on the Internet.  As a result, the Company is mailing to many of its shareholders a notice instead of a paper copy of the Proxy Statement and the Company’s 2012 Annual Report.  The Company believes these rules allow it to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting.

By Order of the Board of Directors,

J. Dale Belt, Secretary

Scottsdale, Arizona
April 30, 2013

IMPORTANT

Whether or not you expect to attend the Annual Meeting, please vote by proxy via mail, telephone or Internet as described below.  If you attend the meeting, you may vote in person, even if you previously have returned your proxy card or voted via telephone or internet.

RiceBran Technologies
6720 N. Scottsdale Road, Suite # 390
Scottsdale, Arizona 85253

PROXY STATEMENT
FOR
2013 ANNUAL MEETING OF SHAREHOLDERS

The Company has made these materials available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the solicitation of proxies by the Board of Directors (Board) for use at our 2013 Annual Meeting of Shareholders (Annual Meeting) to be held on Tuesday, June 18, 2013, at 9:00 a.m., local time, or at any adjournment(s) or postponement(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders.  The Annual Meeting will be held at Scottsdale Plaza Resort, 7200 N. Scottsdale Road, Scottsdale, AZ 85253.  The telephone number at that address is (480) 948-5000.

These materials were first sent or made available to shareholders on April 30, 2013.  These materials include (i) this Proxy Statement and (ii) the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the Securities and Exchange Commission (SEC) on April 1, 2013 (Annual Report).  If you requested printed versions by mail, these materials also include the proxy card or vote instruction for the Annual Meeting.

Our principal executive offices are located at 6720 N. Scottsdale Road, Suite # 390, Scottsdale, Arizona 85253.  Our telephone number at that location is (602) 522-3000 and our website is www.ricebrantech.com.

INFORMATION CONCERNING SOLICITATION AND VOTING

Purposes of the Annual Meeting

The purposes of the Annual Meeting are to: (i) elect five (5) directors to serve for the ensuing year and until their successors are duly elected and qualified; (ii) approve an amendment to our articles of incorporation to increase the authorized number of shares of common stock; (iii) approve amendments to our articles of incorporation to effect a reverse stock split; (iv) to approve, on a nonbinding advisory basis, the compensation of our named executive officers; (v) to vote, on an advisory basis, on the frequency of holding an advisory vote on executive compensation;; (vi) ratify the appointment of BDO USA, LLP as our independent registered public accounting firm and (vii) transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Shareholders Entitled to Vote; Record Date

Only holders of record of RiceBran Technologies’ Common Stock (Common Stock) at the close of business on April 22, 2013 (Record Date) are entitled to notice of and to vote at the Annual Meeting.  As of the Record Date, there were 209,434,847 shares of Common Stock outstanding.

Internet Availability of Proxy Materials

Pursuant to rules adopted by the SEC, the Company has elected to provide access to its proxy materials via the Internet.  Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials (Notice) to the Company’s shareholders.  All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials.  Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.  In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.  The Company encourages shareholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of its annual meetings.

The Notice will provide you with instructions regarding how to view on the Internet the Company’s proxy materials for the Annual Meeting.  The Company’s proxy materials are also available on the Company’s website at www.ricebrantech.com/InvestorRelations.

Revocability of Proxies

You may change your proxy instructions at any time prior to the vote at the Annual Meeting.  For shares held directly in your name, you may accomplish this by voting again via the Internet or by telephone, by executing a new proxy card or voting instruction card with a later date (which automatically revokes the earlier proxy) and delivering it to the Secretary of the Company at or prior to the taking of the vote at the Annual Meeting or by attending the Annual Meeting and voting in person.  Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request.  Please note, however, that if a shareholder has instructed a broker, bank or nominee to vote his, her or its shares of our common stock, the shareholder must follow the directions received from the broker, bank or nominee to change the shareholder’s instructions.  In the event of multiple online or telephone votes by a shareholder, each vote will supersede the previous vote and the last vote cast will be deemed to be the final vote of the shareholder, unless such vote is revoked in person at the Annual Meeting according to the revocability instructions outlined above.

Voting Procedures

You may vote by mail.  If you are a registered shareholder (that is, if you hold your stock directly and not in street name), you may vote by mail by completing, signing and dating the accompanying proxy card and returning it in the enclosed postage prepaid envelope.  Your proxy will then be voted at the Annual Meeting in accordance with your instructions.

You may vote by telephone or on the Internet.  If you are a registered shareholder, you may vote by telephone or on the Internet by following the instructions included on the proxy card.  Shareholders with shares registered directly with American Stock Transfer and Trust Company, LLC, our transfer agent, may vote (i) on the Internet at the following web address: http://www.voteproxy.com or (ii) by telephone by dialing the toll-free number in the Notice.  If you vote by telephone or on the Internet, you do not have to mail in your proxy card.  If you wish to attend the meeting in person, however, you will need to bring valid picture identification with you. Internet and telephone voting are available 24 hours a day.  Votes submitted through the Internet or by telephone must be received by 11:59 p.m. (Eastern Time) on the day before the meeting date.

You may vote in person at the meeting.  If you are a registered shareholder and attend the meeting (please remember to bring your valid picture identification, admission ticket or other acceptable evidence of stock ownership as of the record date), you may deliver your completed proxy card in person.  If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in your name.  In that case if you wish to vote at the meeting, you will need to bring with you to the meeting a legal proxy from your broker or other nominee authorizing you to vote these shares, along with valid picture identification.

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a voting card and voting instructions with these proxy materials from that organization rather than from us.  Your bank or broker may permit you to vote your shares electronically by telephone or on the Internet.  A large number of banks and brokerage firms participate in programs that offer telephone and Internet voting options.  If your shares are held in an account at a bank or brokerage firm that participates in such a program, you may vote those shares electronically by telephone or on the Internet by following the instructions set forth on the voting form provided to you by your bank or brokerage firm.

These Internet and telephone voting procedures, which comply with California law, are designed to authenticate shareholders’ identities, allow shareholders to vote their shares and confirm that shareholders’ votes have been recorded properly.  Shareholders voting via either telephone or the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that must be borne by the shareholder using such services.  Also, please be aware that we are not involved in the operation of these voting procedures and cannot take responsibility for any access, Internet or telephone service interruptions that may occur or any inaccuracies, erroneous or incomplete information that may appear.

Voting and Solicitation

With respect to the election of directors, every shareholder voting at the election of directors may cumulate such shareholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder’s shares are entitled, or distribute the shareholder’s votes on the same principle among as many candidates as the shareholder thinks fit, provided that votes cannot be cast for more than five (5) candidates.  However, no shareholder shall be entitled to cumulate votes unless the candidate’s name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the Annual Meeting prior to the voting of the intention to cumulate the shareholder’s votes.  On all other matters, each share of Common Stock outstanding on the Record Date entitles its owner to one vote.

Expenses of solicitation of proxies will be borne by us.  We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners.  Proxies may also be solicited by certain of our directors, officers and regular employees, without additional compensation, personally or by telephone, telegram or letter.  We may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners.  Our costs for such services, if retained, will not be material.

Quorum; Abstentions; Broker Non-votes

A majority of the shares of Common Stock outstanding on the Record Date and entitled to vote must be present, in person or represented by proxy, to constitute the required quorum for the transaction of business at the Annual Meeting.  Shares that are voted “FOR,” “AGAINST,” or “ABSTAIN” are treated as being present at the meeting for purposes of establishing a quorum.  Shares that are voted “FOR” or “AGAINST” a matter will also be treated as shares entitled to vote (Votes Cast) with respect to such matter.

A plurality of Votes Cast is required for the election of directors and only affirmative votes (either “FOR” or “AGAINST”) will affect the outcome of the election of directors (Proposal 1).  The affirmative vote of a majority in voting power of all of our outstanding shares of common stock is required to approve the amendments of our articles of incorporation (Proposal 2 and 3).  Assuming a quorum is present, the affirmative vote of both (i) a majority of the shares of our common stock represented at the Annual Meeting and (ii) a majority of the shares required to constitute a quorum, are required to approve the advisory vote on executive compensation (Proposal 4), to approve the advisory vote on the frequency of the advisory vote on executive compensation (Proposal 5) and to ratify the selection of our independent registered public accountants (Proposal 6).

While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions or broker “non-votes”, we believe that both abstentions and broker “non-votes” should be counted for purposes of determining the presence or absence of a quorum for the transaction of business.  We further believe that neither abstentions nor broker “non-votes” should be counted as shares “represented and voting” with respect to a particular matter for purposes of determining the total number of Votes Cast with respect to such matter.  In the absence of controlling precedent to the contrary, we intend to treat abstentions and broker “non-votes” in this manner.  Accordingly, abstentions and broker “non-votes” will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.  Nominees will not have discretionary voting power with respect to the first, fourth and fifth proposals to elect our directors, the advisory vote on executive compensation and the frequency of the advisory vote on executive compensation, and will consequently be unable to vote shares held by beneficial owners who do not give voting instructions to their brokers, banks or nominees with respect to these proposals.

Deadlines for Submission of Shareholder Proposals for 2014 Annual Meeting

Requirements for Shareholder Proposals to be Considered for Inclusion in Proxy Materials.  Our shareholders are entitled to present proposals for consideration at forthcoming shareholder meetings provided that they comply with the proxy rules promulgated by the SEC or our bylaws.  Shareholders who wish to have a proposal considered for inclusion in the proxy materials for our 2014 Annual  Meeting must submit such proposal to us by December 31, 2013.  If we change the date of our 2014 Annual Meeting by more than 30 days from the date of this year’s meeting, the deadline is a reasonable time before we begin to print and send our proxy materials for the 2014 Annual Meeting.  The submission of a proposal does not guarantee that it will be included in our proxy statement or proxy.

Requirements for Shareholder Proposals not to be Included in Proxy Materials.  Shareholders who wish to present a proposal at our 2014 Annual Shareholder Meeting that is not intended to be included in the proxy materials relating to such meeting must deliver notice of such proposal to our secretary at our principal executive offices by March 16, 2014.  If the date of our 2014 Annual Meeting is changed by more than 30 days from the date of this year’s meeting, notice of the proposal must be received by us no later than the close of business on a date determined and publicized by our Board, which date shall be at least ten (10) days after such date is publicized.  Shareholders wishing to make such proposals must also satisfy the other requirements set forth in our bylaws.  If a shareholder does not also comply with the requirements of Rule 14a-4 under the Securities Exchange Act of 1934 (Exchange Act), we may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such proposal submitted by a shareholder.

If there is a change in the deadlines set forth above for shareholder proposals with respect to the 2014 Annual Meeting, we will disclose the new deadlines in a Quarterly Report on Form 10-Q, a Current Report on Form 8-K, or by other means.

PROPOSAL ONE

ELECTION OF DIRECTORS

Description of Current Board of Directors

A board of five (5) directors is to be elected at the Annual Meeting.  Unless otherwise instructed, the proxy holders will vote the proxies received by them for the five (5) nominees named below, all of whom presently are directors of the Company.  One of our current directors, Richard Koppes, is not standing for re-election and his current term will expire, effective as of the Annual Meeting.  In the event that any such nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy.  In the event that additional persons are properly nominated for election as directors, in accordance with our bylaws, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.  The five (5) nominees for director receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors.  Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under California law.  It is not expected that any nominee will be unable or will decline to serve as a director.  The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until a successor has been elected and qualified.

The names of the nominees, and certain information about them as of the Record Date, are set forth below.

Name	Age	Position

W. John Short (4)	64	President, Chief Executive Officer and Director
David Goldman (1)(2)(4)(5)	69	Director
Baruch Halpern (1)(2)(3)	62	Director
Henk W. Hoogenkamp (3)	64	Director
Robert C. Schweitzer (1)(2)(3)(4)(5)	66	Chairman of the Board of Directors

(1)      Member of the Audit Committee.
(2)      Member of the Compensation Committee.
(3)      Member of the Nominating and Governance Committee.
(4)      Member of the Executive Committee.
(5)      Member of the Strategic Committee.

W. John Short, has served as our chief executive officer and director since October 2009 and our president since April 2012.  From July 2009 until October 2009 he also served as our president.  In 2008 and 2009, as CEO and managing member of W John Short & Associates, LLC, Mr. Short was engaged as a management consultant, advisory board member and/or director to several companies including SRI Global Imports Inc., G4 Analytics Inc and Unifi Technologies Inc.  From April 2006 through December 2007, Mr. Short was the chief executive officer of Skip’s Clothing Company.  From January 2004 through December 2005, Mr. Short was engaged as an advisor by the Government of El Salvador to assist in the restructuring of that country’s apparel industry in relation to the elimination of global apparel quotas.  Mr. Short has held senior positions with financial services and consumer products businesses in North America, South America, Asia and Europe including over a decade in international corporate banking with Citibank N.A. in New York, Venezuela, Ecuador and Hong Kong.  The Board believes that Mr. Short's experience in the financial services and consumer products industry, including his over 35 years of management experience in this industry, his expansive network of contacts and relationships in industry, his detailed knowledge of our business structure and our products, and his experience as our chief executive officer, are the attributes, skills, experiences and qualifications that allow Mr. Short to make a valuable contribution as one of our directors.

David Goldman, has served as one of our directors since October 2012.  Mr. Goldman, a certified public accountant, retired as a senior partner of Deloitte & Touche LLP (D&T) in 2001 after serving 35 years with that firm.  During his career, Mr. Goldman specialized in serving SEC registrants, held the position of partner-in-charge and senior technical partner of the Arizona audit practice, and served in D&T’s New York executive office, Los Angeles office and certain other offices.  Since 2001, he has consulted on, and performed investigations of, various accounting and financial matters, many involving public companies.  He is a past member of the Council of the American Institute of CPAs and a past president of the Arizona Society of CPAs, among other executive board positions.  In addition, he served as Audit Committee Chairman, Financial Expert, and member of the Board of Directors of Swift Transportation from 2003 to 2006.  He currently serves on the board of ML Liquidating Trust. Mr. Goldman obtained a bachelors degree in business administration and a masters of accounting degree from the University of Arizona.  The Board believes that Mr. Goldman’s extensive experience as a CPA, outside board experience and business knowledge and financial expertise are the attributes, skills, experiences and qualifications that allow Mr. Goldman to make a valuable contribution as one of our directors.

Baruch Halpern, has served as one of our directors since January 2012.  For more than 20 years, Mr. Halpern has been involved in equity research, advisory, capital raises, and has served as managing director of Halpern Capital, Inc., a boutique investment banking firm founded by Mr. Halpern, since 2002.  He has also held senior finance positions at major corporations.  Since 2009, Mr. Halpern has been managing director of CrossCredit Capital, LLC, a firm focused on structured financial solutions, and since 2010 he has been managing director of Carbon Capital Advisors, LLC, a firm focused on green energy and carbon footprint amelioration.  He is chairman and founder of Sustain:Green, a firm founded in 2012 offering financial products whereby users offset their carbon footprint via usage of prepaid debit or credit cards.  Prior to founding Halpern Capital in 2002, Mr. Halpern held various sell-side analyst positions.  Additionally, he gained substantial buy-side experience as vice president and portfolio manager at Fred Alger & Co., an investment advisory firm.  At Fred Alger & Co., Mr. Halpern served as a research group leader, managing a $1 billion portfolio with more than 600 companies in a broad range of industries.  Mr. Halpern has an extensive corporate and industry background, having also held positions with Celanese Corporation and Beech-Nut, Inc.  Mr. Halpern received his masters of business administration in finance from Baruch College.  Mr. Halpern has been a CFA Charter holder since 1982 and holds numerous FINRA certifications.  The Board believes that Mr. Halpern’s financial advisor and investment advisor experience, accounting and finance knowledge, and his detailed knowledge of our business structure and our products, are the attributes, skills, experiences and qualifications that allow Mr. Halpern to make a valuable contribution as one of our directors.  Mr. Halpern was appointed as a director in connection with the financing under our January 2012 note and warrant purchase agreement.

Henk W. Hoogenkamp, has served as one of our directors since April 2012.  Since 2006, Mr. Hoogenkamp has been an author and an independent management consultant to multiple companies, including the Company from time to time.  From 1990 to 2006, Mr. Hoogenkamp served as a senior director of strategic technology with Protein Technologies International, now The Solae Company, an alliance between Du Pont and Bunge.  Mr. Hoogenkamp has authored nine books on the importance of dairy protein and vegetable protein in formulated foods, beverages and meat products.  He has published over 500 articles in 14 languages discussing protein ingredient solutions. Mr. Hoogenkamp is a member of several strategic and technology advisory boards to global food and ingredient companies.  He previously served as the President of DMV-Campina USA, now Royal FrieslandCampina, the world's largest dairy protein operator.  In December 1996, Mr. Hoogenkamp received an honorary doctoral degree from the Institute of Sports Medicine, in Bucharest, Romania, for his pioneering work on the effects of protein supplementation for elite sport performance.  The Board believes that Mr. Hoogenkamp’s extensive knowledge of protein ingredient solutions, experience as a member of the strategic and technology advisory boards, network of contacts and relationships in this industry and his work experience, are the attributes, skills, experiences and qualifications that allow Mr. Hoogenkamp to make a valuable contribution as one of our directors.  The investors in our January 2012 note and warrant financing had the right to designate one individual for the Board to consider appointing as a director on our Board.  The investors designated Mr. Hoogenkamp, and after consideration and evaluation, the Board appointed Mr. Hoogenkamp as one of our directors.

Robert C. Schweitzer, has served as a director and chairman of the board since October 2012.  Mr. Schweitzer was formerly the president of Shay Investment Services Inc., a holding company consisting of a bank, an investment management company, and a broker-dealer. He served in that capacity from 2007 to 2012.  From 2005 until 2007, Mr. Schweitzer was the Florida regional president of Northwest Savings Bank.  Prior to 2005, he held numerous executive management positions at several banks and was also a director and head of real estate consulting for Coopers & Lybrand.  He is currently chairman of the board of PetMed Express, Inc. (PETS/NASDAQ) and serves on the board of directors of Altisource Asset Management (AAMC/OTCQX).  He also has served on the boards of three privately held companies and several not-for-profit entities.  Mr. Schweitzer holds a master of business administration degree from the University of North Carolina, and a bachelor of science degree from the United States Naval Academy.  He served in the United States Navy in the Submarine Force and Navy Reserve for 30 years and retired with a rank of captain.  The Board believes that Mr. Schweitzer’s extensive experience in the financial services and investment industries, outside board experience with public, privately held and not-for-profit entities and extensive business knowledge, are the attributes, skills, experiences and qualifications that allow Mr. Schweitzer to make a valuable contribution as one of our directors.

The term of office of each person elected as a director will continue until the next annual meeting of shareholders or until the director’s successor has been elected and qualified.

Role of the Board; Corporate Governance Matters

Board Leadership Structure

The Board does not have a policy, one way or the other, with respect to whether the same person should serve as both the chief executive officer and chairman of the board or, if the roles are separate, whether the chairman should be selected from the non-employee directors or should be an employee.  The Board believes that it should have the flexibility to make these determinations at any given point in time in the way that it believes best to provide appropriate leadership for the Company at that time. Currently, Mr. Schweitzer, an independent director, serves as chairman of the Board.

Risk Oversight

Our Board of Directors is currently comprised of six directors, three of whom are independent.  One of our independent directors, Richard H. Koppes, will not stand for reelection at the Annual Meeting and will no longer serve on our Board or any of our Board committees after the Annual Meeting. The Board has four standing committees - the Audit, Compensation, Nominating and Governance and Executive Committees.  A majority of the members of each of the Audit, Compensation and Executive Committees are independent directors.  Two of the four current members of the Nominating and Corporate Governance Committee (including Mr. Koppes) are independent.  Our Audit Committee is responsible for overseeing risk management and on at least an annual basis reviews and discusses with management policies and systems pursuant to which management addresses risk, including risks associated with our audit, financial reporting, internal control, disclosure control, legal and regulatory compliance, and investment policies.  Our Audit Committee also serves as the contact point for employees to report corporate compliance issues.  Our Audit Committee regularly reviews with our Board any issues that arise in connection with such topics.  Our full Board regularly engages in discussions of risk management to assess major risks facing the Company and review options for their mitigation.  Each of our Board committees also considers the risk within its area of responsibilities.  For example, our Compensation Committee periodically reviews enterprise risks to ensure that our compensation programs do not encourage excessive risk-taking and our Nominating and Governance Committee oversees risks related to governance issues.

Board Independence

The Board has affirmatively determined that each current member of the Board, other than Messrs. Short, Halpern, and Hoogenkamp are independent under the criteria established by The Nasdaq Stock Market, or Nasdaq, for independent board members.

Board Meetings and Committee Meetings

During 2012, the Board held 13 meetings and each director attended at least 75% of those meetings during the period that he was a director.  Our Board and its committees set schedules to meet throughout the year and also can hold special meetings and act by written consent from time to time, as appropriate.  Our Board has delegated various responsibilities and authority to its committees as generally described below.  The committees will regularly report on their activities and actions to the Board.

Audit Committee

The Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Exchange Act, assists the Board in its general oversight of our financial reporting, internal controls, and audit functions, and is directly responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm.  The members of the Audit Committee are David Goldman, Baruch Halpern and Robert C. Schweitzer.  Each of Messrs. Goldman and Schweitzer is independent under Nasdaq’s independence standards for audit committee members.  The Audit Committee met 8 times in 2012 and each member of the Audit Committee attended all of those meetings.  The Audit Committee is governed by its own charter that sets forth its specific responsibilities and the qualifications for membership to the committee.  The charter of the Audit Committee is available on our website at www.ricebrantech.com, on the Investor Relations page.  The Board has determined that each of Mr. Goldman and Mr. Schweitzer is an “audit committee financial expert”, as defined by the rules of the SEC.

Compensation Committee

The Compensation Committee establishes our executive compensation policy, determines the salary and bonuses of our executive officers and recommends to the Board stock option grants for our executive officers.  The current members of the Compensation Committee are David Goldman, Baruch Halpern, Richard H. Koppes and Robert C. Schweitzer.  Each of Messrs. Goldman, Koppes and Schweitzer is independent under Nasdaq’s independence standards for compensation committee members.  Our chief executive officer often makes recommendations to the Compensation Committee and the Board concerning compensation of other executive officers.  The Compensation Committee seeks input on certain compensation policies from the chief executive officer.  In 2012, the Compensation Committee met 6 times and all members of the Compensation Committee attended each of the meetings.  The Compensation Committee has its own charter that sets forth its specific responsibilities.  The charter of the Compensation Committee is available on our website at www.ricebrantech.com, on the Investor Relations page.  The Compensation Committee has the authority to retain and terminate any compensation consultant to be used to assist in the evaluation of executive compensation and has authority to approve the consultant’s fees and other retention terms.  The Compensation Committee retained no firm to review and evaluate the compensation of our executives in 2012.

Executive Committee

The primary function of the Executive Committee is to exercise the power and authority of the Board as may be necessary during the intervals between meetings of the Board, subject to such limitations as are provided by law or by resolution of the Board.  The members of the Executive Committee are David Goldman, Robert C. Schweitzer and W. John Short.  In 2012, the Executive Committee held 5 meetings.  Each of Messrs. Goldman and Schweitzer is independent under Nasdaq’s independence standards.

Strategic Committee

On April 9, 2013, the Board established a Strategic Committee.  The primary functions of the Strategic Committee are to actively engage with management on strategic planning and to review and evaluate potential strategic transactions, with the goal of improving Company performance and shareholder value.  The members of the Strategic Committee are David Goldman, Richard H. Koppes and Robert C. Schweitzer, each of whom is independent under Nasdaq’s independence standards.

Nominating and Governance Committee

The Nominating and Governance Committee is responsible for matters relating to the corporate governance of our company and the nomination of members of the Board and committees thereof.  The current members of the Nominating and Governance Committee are Richard H. Koppes, Baruch Halpern, Henk W. Hoogenkamp and Robert C. Schweitzer.  Each of Messrs. Koppes and Schweitzer are independent under Nasdaq’s independence standards.  The Nominating and Governance Committee met 7 times in 2012 and all members of this committee at the time of a meeting attended each of these meetings.  The Nominating and Governance Committee has hired a consultant to identify and introduce to the committee potential candidates to serve on the Board.  The Nominating and Governance Committee has its own charter that outlines its responsibilities.  The charter of the Nominating and Governance Committee is available on our website at www.ricebrantech.com on the Investor Relations page.

Nomination Process

In evaluating potential candidates for membership on the Board, the Nominating and Governance Committee may consider such factors as it deems appropriate.  These factors may include judgment, skill, diversity, integrity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.  While the Nominating and Governance Committee has not established any specific minimum qualifications for director nominees, the Nominating and Governance Committee believes that demonstrated leadership, as well as significant years of service in an area of endeavor such as business, law, public service, related industry or academia, is a desirable qualification for service as our director.  Upon the identification of a qualified candidate, the Nominating and Governance Committee selects, or recommends for consideration by the full Board, the nominee for the election of directors to the Board.

Although we do not have a formal policy in place, we consider diversity, among other factors, to identify our nominees for the Board. We view diversity broadly to include diversity of experience, skills and viewpoint as well as more traditional diversity concepts.  In sum, we strive to assemble a diverse Board that is strong in its collective knowledge and that also consists of individuals who bring a variety of complementary attributes and skills to the Board such that the Board, taken as a whole, has the necessary and appropriate skills and experience to provide an enriched environment.  The needs of the Board and the factors that the Nominating and Governance Committee considers in evaluating candidates are reassessed on an annual basis, when the committee’s charter is reviewed.

The Nominating and Governance Committee will consider nominees recommended by shareholders.  Any shareholder may make recommendations to the Nominating and Governance Committee for membership on the Board by sending a written statement of the qualifications of the recommended individual to: Secretary, RiceBran Technologies, 6720 N. Scottsdale Road, Suite # 390, Scottsdale, Arizona 85253.  Such recommendations should be received no later than sixty (60) days prior to the annual meeting for which the shareholder wishes his or her recommendation to be considered.  The Board will evaluate candidates recommended by shareholders on the same basis as it evaluates other candidates, including the following criteria:

•	Directors should be of the highest ethical character and share values that reflect positively on themselves and us.
•	Directors should have reputations, both personal and professional, consistent with our image and reputation.
•	Directors should be highly accomplished in their respective fields, with superior credentials and recognition.

The fact that a proposed director nominee meets some or all of the above criteria will not obligate the Nominating and Governance Committee to nominate or recommend the candidate for election to the Board in the proxy materials.

Shareholder Communication Policy

Shareholders may send communications to the Board or individual members of the Board by writing to them, care of Secretary, RiceBran Technologies, 6720 N. Scottsdale Road, Suite # 390, Scottsdale, Arizona 85253, who will forward the communication to the intended director or directors.  If the shareholder wishes the communication to be confidential, then the communication should be provided in a form that will maintain confidentiality.

Attendance of Directors at Annual Meetings of Shareholders

We have a policy of encouraging, but not requiring, directors to attend our annual meeting of shareholders.  All of our current directors who were directors at the time of 2012 Annual Meeting of Shareholders attended such meeting.

Director Compensation

Non-employee directors receive the following cash consideration for serving as directors and as members of committees of our Board of Directors:

	General Board Service ($)	Executive Committee ($)	Audit Committee ($)	Nominating and Governance Committee ($)	Compensation Committee ($)	Nutra SA Management Committee Meeting ($)
General board service - all directors	40,000	-	-	-	-	-
Service as Chairman	25,000	-	-	-	-	-
Committee Assignments:
Committee Chair	-	15,000	10,000	7,000	7,000	-
Members	-	2,000	4,000	2,000	2,000	2,000
Meeting Attendance Fees:
Full Board:
In-person face-to-face	2,000	-	-	-	-	-
Telephonic	1,000	-	-	-	-	-

For 2012, the non-employee directors, except those who began service in the fourth quarter of 2012 (Messrs. Goldman and Schweitzer), agreed to accept stock options in lieu of cash for one half of their fees for general board service, service as chairman and committee assignments.  The number of shares subject to the stock options issued in lieu of cash was determined by dividing the amount of fees owed by the fair value of an option on the date of issuance.

In addition to the fees reflected in the table above, non-employee directors receive a fee for attendance of management committee meetings of our Nutra SA, LLC subsidiary.  The fee is $6,000 per meeting attended in Brazil and $2,000 per meeting attended in the United States.

If a director chairs the Board and the Executive Committee, the $15,000 Executive Committee chair fee is not paid.

We reimburse all directors for travel and other necessary business expenses incurred in the performance of director services and extend coverage to them under our directors’ and officers’ indemnity insurance policies.  Under the 2010 Equity Incentive Plan, each non-employee director automatically receives an option to purchase 250,000 shares of common stock on January 1 of each year.  If a director becomes a member of the Board after January 1 of a year, the director will receive a stock option to purchase a pro rata portion of the 250,000 shares based upon the months remaining in the year after the director was elected.  On April 18, 2013, the Board increased the number of shares of common stock that each non-employee director automatically receives annually under the 2010 Equity Incentive Plan from 250,000 to 1,000,000 shares.

In connection with the increase in the automatic director grant, on April 18, 2013, the Board granted each of the non-employee directors a stock option to purchase up to 750,000 shares of Common Stock.  Each option has an exercise price of 0.08 per share, vests in nine equal monthly installments ending December 31, 2013, and expires on April 18, 2023.

On April 18, 2013, the Board granted each of the directors serving on the Strategic Committee (Messrs. Goldman, Koppes and Schweitzer) a stock option to purchase up to 250,000 shares of Common Stock.  Each option has an exercise price of 0.08 per share, vests in twelve equal monthly installments ending March 31, 2014 and expires on April 18, 2018.

Director Compensation Table

The following director compensation table sets forth summary information concerning the compensation paid to our non-employee directors in 2012 who served on the Board during the year:

	Fees Earned or Paid in Cash	Option Awards	All Other Compensation		Total
Name	($) (1)	($) (2)	($)		($)
David Goldman	16,917	2,519	-		19,436
Baruch Halpern	33,000	40,764	-		73,764
Henk W. Hoogenkamp	25,750	38,501	157,461	(4)	221,712
Richard H. Koppes	37,500	51,410	-		88,910
James C. Lintzenich (3)	37,208	49,527	79,020	(5)	165,755
Edward L. McMillan (3)	42,500	56,771	78,877	(5)	178,148
John J. Quinn (3)	37,250	49,074	-		86,324
Steven Saunders (3)	-	24,625	97,158	(5)	121,783
Robert C. Schweitzer	19,583	2,519	-		22,102

(1)
Amounts shown in this column reflect the annual aggregate dollar amount of all fees earned or paid in cash for services as a director, including annual retainer fees, committee and/or chairmanship fees, and meeting fees.  In addition, the amount shown for Mr. Lintzenich includes $7,000 for attendance at management committee meetings of our Nutra SA, LLC subsidiary and the related retainer.

(2)
The amount shown is the grant date fair value of each award, and the assumptions used to calculate the fair value are set forth in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for 2012.  As of December 31, 2012, the directors named in the table held outstanding option awards to purchase the following number of shares of our common stock:  David Goldman, 62,500 shares; Baruch Halpern, 399,105 shares; Henk W. Hoogenkamp, 308,884 shares; Richard H. Koppes, 635,761 shares; James C. Lintzenich, no shares; Edward L. McMillan, no shares; John J. Quinn, 1,151,131 shares; Steven W. Saunders, no shares; and Robert C. Schweitzer, 62,500 shares.

(3)	Messrs. Lintzenich, McMillan, Quinn and Saunders resigned from the Board on November 9, 2012, November 7, 2012, December 2, 2012 and January 18, 2012, respectively.

(4)	The amount shown represents fees earned by Mr. Hoogenkamp under a consultant agreement. It includes the fair value of 1,000,000 shares of stock issued under the agreement as well as cash fees.

(5)
The amounts shown represent the fair value of 1,067,842, 1,126,818 and 809,648 shares of our common stock granted to Messrs. Lintzenich, McMillan, and Saunders, respectively, in exchange for the cancellation of options for the purchase of 1,611,235, 1,676,074 and 1,456,594 shares of our common stock, respectively.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics that applies to all directors, officers and employees of the Company. We will provide any person, without charge, a copy of this Code.  Requests for a copy of the code may be made by writing to RiceBran Technologies at 6720 N. Scottsdale Road Suite 390, Scottsdale, Arizona 85253, Attention: Chief Financial Officer.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINATED DIRECTORS.

PROPOSAL TWO

AMENDMENT OF ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

Our board of directors has unanimously approved, subject to shareholder approval, an amendment to our articles of incorporation to increase the number of authorized shares of our common stock from 500,000,000 to 1,200,000,000 shares, an increase of 700,000,000 shares (Common Stock Amendment).

If the Common Stock Amendment is approved by our shareholders at the Annual Meeting, we intend to file the amendment to our articles of incorporation as soon as practicable following the Annual meeting.  The Common Stock Amendment would become effective upon the filing of the Certificate of Amendment (in the form attached as Appendix A) with the Secretary of State of California.

Shares Currently Outstanding or Reserved

Our articles of incorporation currently authorize us to issue 500,000,000 shares of common stock.  As of March 31, 2013, 209,434,847 shares of common stock were issued and outstanding and 286,065,135 shares of common stock were reserved for issuance upon the conversion of debt and the exercise of outstanding stock options (both vested and unvested) and warrants (both exercisable and unexercisable).  As a result, as of March 31, 2013, we had 4,500,018 unissued or unreserved shares of common stock that we may be authorized to issue under our articles of incorporation.  In addition, we may also issue additional shares following the date of this proxy statement.

We also may have obligations to issue shares of common stock to the investors in Nutra SA, LLC (Nutra SA) pursuant to the investor rights agreement, dated January 18, 2011, that we entered into with these investors when they purchased membership interests in Nutra SA.  Industria Reograndens de Oleo Vegetais Ltda (Irgovel), our Brazilian subsidiary, is wholly owned by Nutra SA.  Pursuant to the investor rights agreement, the investors may elect to convert their membership interests in Nutra SA into shares of our common stock in January 2014.  However, if we are in default under our agreements with these investors, they may make this election at any time.  The number of shares that we would be required to issue to them would be an amount such that the aggregate price of the shares we issue to them would equal the value of their membership interests in Nutra SA.  While it is impossible at this time to predict the number of authorized shares that we will need to satisfy this requirement, the investor rights agreement requires that we use our reasonable best efforts to cause, on or before the election, there to be a sufficient number of authorized but unissued shares.  Part of the reason why we are seeking to increase our authorized number of shares of common stock is to enable us to have additional authorized shares to issue to the investors if they make the election.  However, even if the proposed amendment to our articles of incorporation is approved by our shareholders and becomes effective, the additional authorized shares may not be sufficient to satisfy our requirements with the Nutra SA investors and, depending on our needs going forward, we may use these shares for other purposes.  If there are not a sufficient number of authorized shares to issue to the investors, the investors may require us to pay them in cash to make up for the shortfall.

Rational for Proposed Charter Amendment

Our Board has determined that an increase of 700,000,000 authorized common shares will give us greater flexibility for possible future financings, joint ventures and/or mergers and acquisitions of the businesses or assets of other companies, particularly in light of the possibility that we may be required to issue shares of our common stock in the future to the investors in Nutra SA.  Without such increase, it is possible that we would need to obtain shareholder approval in connection with a transaction when it would not otherwise be obligated to, thereby delaying, perhaps substantially, or even causing the loss of, the transaction.  Additionally, if we are unable to issue the required number of shares to the investors in Nutra SA upon their election to convert their membership interests in Nutra SA into shares of our common stock, the investors could require us to pay them in cash to make-up for the shortfall, which could strain our ability to operate our business.  Although we do not have any current proposals or arrangements to engage in any such transaction that would require these additional 700,000,000 shares, we continue to actively explore various business opportunities.

In addition, without an increase in our authorized shares of common Stock, we may be constrained in our ability to use equity as a component of compensation to attract and retain key personnel under our 2010 Equity Incentive Plan or under any future employee stock benefit plans.  As of March 31, 2013, we had 27,872,211 shares of common stock available for future grants under the 2010 Equity Incentive Plan.  However, without increasing our authorized number of shares of common stock, our ability to make grants under this plan will be impaired because only 4,500,018 shares of common stock remain authorized under our articles of incorporation that have not been otherwise issued or reserved as of March 31, 2013.  Our Board believes that these types of grants are essential to attract, retain and motivate employees.  Without the Common Stock Amendment, our ability to make grants under the 2010 Equity Incentive Plan will be limited.

If the Common Stock Amendment is approved, the additional 700,000,000 shares of common stock that would be authorized would be available for issuance without further shareholder action, unless such action is otherwise required by California law or any stock exchange on which our common stock may then be listed or quoted.  Such shares could be issued directly, or could be reserved for issuance and then issued pursuant to the exercise of warrants or options, or conversion of preferred stock or convertible promissory notes, that could be granted or issued in the future.

In the event that our Board determines to issue additional shares of common stock, it intends, in accordance with its fiduciary duties, to issue any such shares on terms that it considers to be in the best interests of the Company and our shareholders

Effects of the Increase in Authorized Common Stock

The additional authorized shares would be part of the existing class of our common stock and would not affect the terms of our outstanding common stock or the rights of the holders of our common stock.  Current shareholders will not have automatic rights to purchase any of the additional authorized shares to maintain their proportionate equity interests in the Company.

Dilution.  The issuance in the future of such additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of Common Stock.  In addition, the issuance or potential issuance of additional shares of common stock may have a depressive effect on the market price of our common stock.

Anti-Takeover.  The increase in the authorized number of shares of common stock could have possible anti-takeover effects.  These authorized but unissued shares could (within the limits imposed by applicable law) be issued in one or more transactions that could make a change of control of the Company more difficult, and therefore more unlikely.  The additional authorized shares could be used to discourage persons from attempting to gain control of the Company by diluting the voting power of shares then outstanding or increasing the voting power of persons that would support the Board in a potential takeover situation, including by preventing or delaying a proposed business combination that is opposed by the Board although perceived to be desirable by some shareholders.  The Board does not have any current knowledge of any effort by any third party to accumulate our securities or obtain control of the Company by means of a merger, tender offer, solicitation in opposition to management or otherwise.

No Appraisal Rights.  Our shareholders are not entitled to dissenters’ or appraisal rights under California corporate law with respect to the proposed amendment to our articles of incorporation to increase the authorized number of shares, and we will not independently provide the shareholders with any such right.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND OUR ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK.

PROPOSAL THREE

APPROVAL OF AMENDMENTS TO ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

Overview

Our Board has unanimously approved proposed amendments to our articles of incorporation to effect a reverse stock split of all outstanding shares of Common Stock at an exchange ratio of either one-for-eighty, one-for-one hundred and twenty, one-for-one hundred and sixty or one-for-two hundred.  The reverse stock split would also alter the number of shares of Common Stock authorized for issuance at the same ratio as the reverse stock split so that each eighty, one hundred and twenty, one hundred and sixty or two hundred shares of authorized Common Stock on the date of the reverse stock split will be automatically converted into one share of authorized Common Stock.

Should we receive the required shareholder approval, our Board will have the sole discretion to elect at any time before June 18, 2014, (1) whether or not to effect a reverse stock split, and (2) if so, whether eighty, one hundred and twenty, one hundred and sixty or two hundred shares of Common Stock will be combined into one share of Common Stock.  The Board believes that providing the Board with flexibility to choose the exact reverse split ratio based on then-current market conditions is in the best interests of the Company and its shareholders.  Even with shareholder approval of this proposal, our Board would not be obligated to pursue the reverse stock split.  Rather, the Board would have the flexibility to decide whether or not a reverse stock split (and at what ratio) would be in the best interests of the Company and our shareholders.

The text of the form of proposed certificates of amendments to our articles of incorporation is attached hereto as Appendix B.  By approving these certificates of amendment, shareholders will approve a series of amendments to our articles of incorporation pursuant to which whole number of outstanding shares of either eighty, one hundred and twenty, one hundred and sixty or two hundred would be combined into one share of Common Stock, and authorize the Board to file only one such amendment, as determined by the Board in the manner described herein, and to abandon each amendment not selected by the Board.  The Board may also elect not to undertake any reverse stock split.

If approved by the shareholders, and following such shareholder approval, the Board determines that effecting a reverse stock split is in the best interests of the Company and its shareholders, the reverse stock split will become effective upon filing one such amendment with the Secretary of State of the State of California.  The amendment filed thereby will contain the number of shares selected by the Board within the limits set forth in this proposal to be combined into one share of Common Stock.

Except for adjustments that may result from the treatment of fractional shares as described below, each shareholder will hold the same percentage of the outstanding Common Stock immediately following the reverse stock split as such shareholder held immediately prior to the reverse stock split.  The amendment would also decrease the authorized number of shares of Common Stock by the same ratio that the number of outstanding shares is reduced.

Reasons for the Reverse Stock Split

The purpose of authorizing the reverse stock split is to increase the flexibility of the Board in addressing market-related issues affecting our capitalization.  First, the Board believes that a reverse stock split may enable us to meet initial listing requirements should we attempt to list the Common Stock on The Nasdaq Global Market or The Nasdaq Capital Market, prior to June 18, 2014.  Second, the Board believes that a reverse stock split could improve the marketability and liquidity of the Common Stock.

Nasdaq Listing.  The Common Stock is currently quoted on the OTCQB.  On April 1, 2013, the Common Stock closed at a price of $0.08.  In order to increase the marketability and liquidity of our Common Stock, we may consider listing on The Nasdaq Capital Market or the Nasdaq Global Market.  In order to be listed on The Nasdaq Capital Market, among other requirements, Nasdaq Marketplace Rule 4310(c)(4) requires that common stock, preferred stock and secondary classes of common stock shall have a minimum bid price of $4.00 per share.  The Board believes that reducing the number of shares outstanding by a reverse stock split could result in a proportionate increase in the trading price of the Common Stock and trading on The Nasdaq Capital Market could make the stock less volatile due to higher levels of trading on such market.

Marketability and Liquidity.  The Board believes that the increased market price of the Common Stock expected as a result of implementing a reverse stock split will improve the marketability and liquidity of the Common Stock and will encourage interest and trading in the Common Stock.  Because of the trading volatility often associated with stock trading on the OTC Bulletin Board, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in such stocks or tend to discourage individual brokers from recommending such stocks to their customers.  Some of those policies and practices may function to make the processing of trades in OTC Bulletin Board stocks economically unattractive to brokers.  It should be noted that the liquidity of the Common Stock may be harmed by the proposed reverse split given the reduced number of shares that would be outstanding after the reverse stock split.  The Board is hopeful, however, that the anticipated higher market price will offset, to some extent, the negative effects on the liquidity and marketability of the Common Stock inherent in some of the policies and practices of institutional investors and brokerage houses described above, although we cannot assure you this will be the case.

The Board does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13c-3 of the Securities Exchange Act of 1934.

Certain Risks Associated with the Reverse Stock Split

The Board expects that a reverse stock split of the Common Stock will increase the market price of the Common Stock so that we are able to achieve compliance with The Nasdaq Capital Market minimum bid price listing standard.  However, the effect of a reverse stock split upon the market price of our Common Stock cannot be predicted with any certainty, and the history of similar stock splits for companies in similar circumstances is varied.  We cannot be certain whether the reverse stock split would increase the trading price for the Common Stock.  There is no assurance that:

•
the trading price per share of Common Stock after the reverse stock split would rise in proportion to the reduction in the number of pre-split shares of Common Stock outstanding before the reverse stock split;

•	the reverse stock split would result in a per share price that would attract brokers and investors who do not trade in lower priced stocks; and

•
the market price per post-split share would either exceed the minimum bid price as required by Nasdaq or that we would otherwise meet the requirements of Nasdaq for inclusion for trading on The Nasdaq Capital Market.

The market price of the Common Stock would also be based on our performance and other factors, many of which are unrelated to the number of shares outstanding.  If the reverse stock split is consummated and the trading price of the Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the reverse stock split.  Furthermore, the liquidity of the Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split, particularly if the stock price does not increase as a result of the reverse stock split.

Board Discretion to Implement the Reverse Stock Split

If the reverse stock split is approved by the shareholders, it will be effected, if at all, only upon a determination by the Board that a reverse stock split (with an exchange ratio determined by the Board as described above) is in the best interests of the Company and its shareholders.  Such determination shall be based upon certain factors, including meeting the listing requirements for the Nasdaq Capital Market, existing and expected marketability and liquidity of the Common Stock, prevailing market conditions and the likely effect on the market price of the Common Stock.  Notwithstanding approval of the reverse stock split by the shareholders, the Board may, in its sole discretion, abandon all of the proposed amendments and determine prior to the effectiveness of any filing with the Secretary of State of the State of California not to effect the reverse stock split prior to June 18, 2014.  If the Board fails to implement any of the reverse stock splits prior to June 18, 2014, shareholder approval again would be required prior to implementing any reverse stock split.

Principal Effects of the Reverse Stock Split on the Common Stock

After the effective date of the proposed reverse stock split, each shareholder will own a reduced number of shares of Common Stock.  However, the proposed reverse stock split will affect all shareholders uniformly and will not affect any shareholder’s percentage ownership interest in the Company (except to the extent that the whole shares will be exchanged in lieu of fractional shares as described below).  Proportionate voting rights and other rights and preferences of the holders of Common Stock will not be affected by the proposed reverse stock split (except to the extent that the whole shares will be exchanged in lieu of fractional shares as described below).  For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to the reverse stock split would continue to hold approximately 2% of the voting power of the outstanding shares of our common stock immediately after the reverse stock split.  The number of shareholders of record also will not be affected by the proposed reverse stock split.  The number of authorized shares of Common Stock will change as a result of the reverse stock split at the same ratio that outstanding shares of Common Stock will change.

The following table contains approximate information relating to the Common Stock under each of the proposed amendments based on share information as of March 31, 2013.  The following table assumes that Proposal 2 is approved and the authorized number of shares as of March 31, 2013, is 1,200,000,000.  The table does not give effect to any adjustments for rounding up of fractional shares and does not reflect any obligations that we may have in the future to issue shares to investors in Nutra SA in exchange for their membership interests in Nutra SA (See Proposal 2).

	Pre-Reverse Split	1-for-80	1-for-120	1-for-160	1-for-200
Authorized	1,200,000,000	15,000,000	10,000,000	7,500,000	6,000,000
Outstanding	209,434,847	2,617,936	1,745,290	1,308,968	1,047,174
Reserved for issuance pursuant to outstanding options and warrants	195,085,464	2,438,568	1,625,712	1,219,284	975,427
Reserved for issuance pursuant to outstanding convertible debt	90,979,671	1,137,246	758,164	568,623	454,898
Reserved for issuance under equity compensation plans	27,872,211	348,403	232,268	174,201	139,361
Available for issuance and not currently reserved for future issuance	676,627,807	8,457,847	5,638,566	4,228,924	3,383,140

The proposed reverse stock split will also reduce the number of shares of Common Stock available for issuance under the 2010 Equity Incentive Plan, in proportion to the exchange ratio selected by the Board within the limits set forth in this proposal.  We also have certain outstanding stock options and warrants to purchase shares of Common Stock.  Under the terms of the outstanding stock options and warrants, the proposed reverse stock split will effect a reduction in the number of shares subject to such outstanding options and warrants proportional to the ratio of the reverse stock split and will effect a proportionate increase in the exercise price of such outstanding stock options and warrants.  Under the terms of the outstanding convertible debt, the proposed reverse stock split will effect a proportionate increase in the conversion price of such outstanding convertible debt.  In connection with the proposed reverse stock split, the number of shares of Common Stock issuable upon exercise or conversion of outstanding stock options and warrants and convertible debt will be rounded to the nearest whole share and no cash payment will be made in respect of such rounding.

If the proposed reverse stock split is implemented, it will increase the number of our shareholders who own “odd lots” of less than 100 shares of Common Stock.  Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of Common Stock.

The Common Stock is currently registered under Section 12(g) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act.  The proposed reverse stock split will not affect the registration of the Common Stock under the Exchange Act.  If the proposed reverse stock split is implemented, the Common Stock will continue to be reported on the OTCQB under the symbol “RIBT”, until we satisfy the listing requirements to commence trading on Nasdaq.

Effective Date

The proposed reverse stock split would become effective on the date of filing of a certificate of amendment to our articles of incorporation with the office of the Secretary of State of the State of California.  On the effective date, shares of Common Stock issued and outstanding immediately prior thereto will be combined and converted, automatically and without any action on the part of the shareholders, into new shares of Common Stock in accordance with the reverse stock split ratio determined by the Board within the limits set forth in this proposal.

Treatment of Fractional Shares

No scrip or fractional shares would be issued if, as a result of the reverse stock split, a registered shareholder would otherwise become entitled to a fractional share.  Instead, shareholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the ratio of the reverse stock split, will automatically be entitled to receive an additional share of Common Stock.  In other words, any fractional share will be rounded up to the nearest whole number.

Effect on Non-Registered Shareholder

Non-registered shareholders holding Common Stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the consolidation than those that we would put in place for registered shareholders.  If you hold shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact the nominee.

Exchange of Stock Certificates

If the reverse stock split is authorized by the shareholders, and the Board elects to implement the reverse split, shareholders will be notified as soon as practicable after the effective date that the reverse split has been effected. Our transfer agent will act as “exchange agent” for purposes of implementing the exchange of stock certificates.  Holders of pre-reverse split shares will be asked to surrender to the exchange agent certificates representing pre-reverse split shares in exchange for post-reverse split shares, including whole shares to be issued in lieu of fractional shares (if any) in accordance with the procedures we would set forth and send in a letter of transmittal.  Until surrender, each certificate representing shares before the reverse stock split would continue to be valid and would represent the adjusted number of shares based on the exchange ratio of the reverse stock split rounded up to the nearest whole share.  No new post-reverse split share certificates, including those representing whole shares to be issued in lieu of fractional shares, will be issued to a shareholder until such shareholder has surrendered such shareholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.

SHAREHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.

Accounting Consequences

The reverse stock split will not impact the amounts reported as common stock or total shareholders’ equity on our balance sheet.  The per share Common Stock net income or loss and net book value will be increased because there will be fewer shares of Common Stock outstanding

No Appraisal Rights

Our shareholders are not entitled to dissenters’ or appraisal rights under California corporate law, respectively, with respect to the proposed amendments to the articles of incorporation to effect the reverse split, and we will not independently provide the shareholders with any such right.

Material Federal U.S. Income Tax Consequence of the Reverse Stock Split

The following is a summary of certain material federal income tax consequences of the reverse stock split to our shareholders.  The summary does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split and is included for general information only.  Further, it does not address any state, local or foreign income or other tax consequences.  Also, it does not address the tax consequences to shareholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities.  The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively.  This summary also assumes that the pre-split shares were, and the post-split shares would be, held as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (Code) (i.e., generally, property held for investment).  The tax treatment of a shareholder may vary depending upon the particular facts and circumstances of such shareholder.  Each shareholder is urged to consult with such shareholder’s own tax advisor with respect to the tax consequences of the reverse stock split.

The following discussion is based on the Code, applicable Treasury Regulations, judicial authority and administrative rulings and practice, all as of the date hereof. The Internal Revenue Service could adopt a contrary position. In addition, future legislative, judicial or administrative changes or interpretations could adversely affect the accuracy of the statements and conclusions set forth herein. Any such changes or interpretations could be applied retroactively and could affect the tax consequences described herein. No ruling from the Internal Revenue Service or opinion of counsel has been obtained in connection with the reverse stock split.

We believe that no gain or loss should be recognized by a shareholder upon such shareholder’s exchange of pre-reverse stock split shares of Common Stock for post-reverse stock split shares of Common Stock pursuant to the reverse stock split. The aggregate tax basis of the post-reverse stock split shares received in the reverse stock split (including any whole share received in exchange for a fractional share) will be the same as the shareholder’s aggregate tax basis in the pre-reverse stock split shares exchanged therefor.  The shareholder’s holding period for the post-reverse stock split shares should include the period during which the shareholder held the pre-reverse stock split shares surrendered in the reverse stock split.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT, IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND RICE BRAN TECHNOLOGIES’ ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT.

PROPOSAL FOUR

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (Dodd-Frank Act), our shareholders are entitled to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.

Please read the “Executive Compensation” section of this proxy statement for additional details about our executive compensation program.

We are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement.  This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our named executive officers’ compensation.  This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2013 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

We believe that our compensation policies and procedures are strongly aligned with the long-term interests of our shareholders.  The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board. The Board and Compensation Committee value the opinions of our shareholders and we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL, ON A NONBINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL FIVE

ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Act, our shareholders are entitled to cast an advisory vote to indicate their preference as to how frequently we should seek an advisory vote on the compensation of our named executive officers. By voting on this proposal, shareholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every year, once every two years or once every three years. Shareholders also may abstain from voting on this proposal.

After careful consideration of this proposal, the Board has determined that a non-binding, advisory vote on executive compensation that occurs every year is the most appropriate alternative for the Company, and therefore the Board recommends that you vote for a one year (1 year) frequency for the advisory vote on executive compensation.

In formulating its recommendation, our Board considered that an annual vote will allow shareholders to better evaluate our executive compensation program in relation to our short- and long-term company performance.  Additionally, an annual vote will provide us with time to respond to shareholders concerns and implement appropriate revisions.

The Board will carefully consider the outcome of the vote when making future decisions regarding the frequency of advisory votes on executive compensation; however, because this vote is advisory and not binding, the Board may decide that it is in the best interests of the Company and its shareholders to hold an advisory vote more or less frequently than the alternative that has been selected by our shareholders.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF A ONE (1) YEAR FREQUENCY FOR HOLDING AN ADVISORY VOTE ON EXECUTIVE COMPENSATION.

PROPOSAL SIX

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

BDO USA, LLP (BDO) has been appointed by the Audit Committee to continue as our registered public accountants for the fiscal year ending December 31, 2013.  Shareholder ratification of BDO as our independent registered public accounting firm is not required by our Bylaws or otherwise.  The Board is seeking such ratification as a matter of good corporate practice.  If the shareholders fail to ratify the selection of BDO as our independent public accountants, the Audit Committee will consider whether to retain that firm for the year ending December 31, 2013.  Even if the selection is ratified, we may appoint a different independent public accounting firm during the year if the Audit Committee determines that such a change would be in the best interests of us and our shareholders.  We expect a representative of BDO to be present at the Annual Meeting or otherwise be available to make a statement or respond to questions.

Fees Billed by Independent Registered Public Accounting Firms

The following table presents fees for professional services rendered by our independent registered public accounting firms.

BDO fees are summarized below:

	2012	2011
Audit fees	$382,375	$344,750
Audit related fees	-	9,450
Tax fees	-	-
All other fees	-	-
Total	$382,375	$354,200

Audit fees

Audit fees relate to services related to the audit of our financial statements, review of financial statements included in our quarterly reports on Form 10-Q, and consents and assistance in connection with other filings, including statutory audits.

Audit-Related Fees

Audit-Related Fees consist of fees for assurance and related services and our 401(k) benefit plan audit and are not reported under “Audit Fees.”

Tax fees

There were no tax fees in 2012 or 2011.

All other fees

There were no other fees in 2012 or 2011.

Pre-Approval Policies

Our Audit Committee pre-approves all audit and non-audit services provided by our independent registered public accounting firm prior to the engagement of the independent registered public accounting firm for such services.  All fees reported under the headings Audit Fees, Audit-Related Fees, Tax Fees and All Other fees above for 2012 and 2011 were approved by the Audit Committee before the respective services were rendered, which concluded that the provision of such services was compatible with the maintenance of the independence of the firm providing those services in the conduct of its auditing functions.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

Audit Committee Report

The information contained in the following report shall not be deemed to be “soliciting material” or to be filed with the Securities and Exchange Commission, nor shall such information be incorporation by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into such filing.

The following is the Audit Committee’s report submitted to the Board for the fiscal year ended December 31, 2012.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees our company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed and discussed the audited financial statements with management.

The committee discussed with BDO USA, LLP, our independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. No. 61, Communications with Audit Committees (SAS 61), as amended and as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T.

The committee also received the written disclosures and the letter from BDO USA, LLP required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence regarding the independent accountant’s communications with the committee concerning independence, and has discussed with BDO USA, LLP the independent accountant’s independence.

In reliance on the reviews and discussions referred to above, the committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2012, for filing with the Securities and Exchange Commission.  The committee and the Board have also recommended, subject to shareholder ratification, the selection of BDO USA, LLP as our independent registered public accounting firm for 2013.

Respectfully submitted,

Audit Committee of the Board of Directors

David Goldman
Baruch Halpern
Robert C. Schweitzer

EXECUTIVE OFFICERS

W. John Short, 64, has served as our chief executive officer and director since October 2009 and our president since April 2012.  From July 2009 until October 2009 he also served as our president.  In 2008 and 2009, as CEO and managing member of W John Short & Associates, LLC, Mr. Short was engaged as a management consultant, advisory board member and/or director to several companies including SRI Global Imports Inc., G4 Analytics Inc and Unifi Technologies Inc.  From April 2006 through December 2007, Mr. Short was the chief executive officer of Skip’s Clothing Company.  From January 2004 through December 2005, Mr. Short was engaged as an advisor by the Government of El Salvador to assist in the restructuring of that country’s apparel industry in relation to the elimination of global apparel quotas.  Mr. Short has held senior positions with financial services and consumer products businesses in North America, South America, Asia and Europe including over a decade in international corporate banking with Citibank N.A. in New York, Venezuela, Ecuador and Hong Kong.

Jerry Dale Belt, 55, has served as our chief financial officer, chief accounting officer and executive vice president since June 2010.  He has also served as our secretary since December 2011.  Mr. Belt is a certified public accountant, a certified turnaround professional, and a certified insolvency and restructuring advisor with thirty years experience in finance and accounting in both public and private industry.  He had been financial advisor for the Company from November 2009 to June 2010.  From September 2008 through June 14, 2010, Mr. Belt served as managing director of restructuring for Sierra Consulting Group, a provider of turnaround, receivership, and consulting services.  From 2002 through 2008, Mr. Belt served as managing director for FTI Consulting, Inc., a global business advisory firm.  Mr. Belt began his restructuring career in 1999 with PricewaterhouseCoopers.  Mr. Belt has consulted with companies ranging from startups to large multi-national enterprises.  Prior to 1999, Mr. Belt served for 15 years in numerous senior management positions in privately held enterprises.  From 1978 to 1984, Mr. Belt spent 6 years in the audit group of Coopers & Lybrand, conducting attestation services for large corporations.

Colin Garner, 54, has served as our senior vice president of sales since September 2010.  A seasoned sales and marketing professional, Mr. Garner brings 25 years of sales experience in the technical food ingredients markets in the U.S., Canada, Latin America, Europe, Asia and the Pacific Rim.  Mr. Garner is responsible for leading our global sales initiatives for stabilized rice bran products.  Over the course of his career, Mr. Garner has held several senior level positions with a number of recognized food ingredient manufacturers and distribution companies, most recently with Premium Ingredients International from 2009 to 2010, where he was director of business development/sales.  Previous positions include director of global business development for Kerry Ingredients & Flavors from 2007 to 2009 and vice president, Americas at Chaucer Foods Incorporated from 2004 to 2007.

EXECUTIVE COMPENSATION

Compensation Philosophy

Our Compensation Committee is charged with the evaluation of the compensation of our executive officers and to assure that they are compensated effectively in a manner consistent with our compensation strategy and resources, competitive practice, and the requirements of the appropriate regulatory bodies.

Our compensation philosophy has the following basic components: (1) establish competitive base salaries to attract qualified talent, and (2) evaluate performance and grant performance-based bonuses that may include equity and cash components.  We try to establish executive compensation base salaries to allow us to remain competitive in our industry and to attract and retain executives of a high caliber. Similarly, we try to align a component of annual compensation to performance and achievement of our objectives in an effort to retain highly motivated executives who are focused on performance.  We review other public reports and take into account the compensation paid to executives at similarly situated companies, both within and outside of our industry, when determining and evaluating our compensation philosophy and compensation levels.  Our performance, including, but not limited to, earnings, revenue growth, cash flow, and continuous improvement initiatives, is a significant part of our evaluation and compensation levels.

Summary Compensation Table

The following table sets forth information regarding compensation earned in or with respect to our fiscal years 2012 and 2011 by:

•	each person who served as our chief executive officer in 2012; and

•	our two most highly compensated executive officers in 2012, other than our chief executive officer.

We refer to these officers collectively as our named executive officers.

			Option	All Other
		Salary	Awards	Compensation	Total
Name and Principal Position	Year	($) (1) (2)	($) (1)	($) (3)	($)
W. John Short, President and Chief Executive Officer	2012	375,000	63,886	55,124	494,010
	2011	375,000	-	67,822	442,822

Jerry Dale Belt, Chief Financial Officer and Secretary	2012	255,000	-	6,885	261,885
	2011	255,000	-	6,885	261,885

Colin Garner, Senior Vice President of Sales	2012	180,000	-	21,989	201,989
	2011	180,000	-	34,921	214,921

(1)
Option awards are reported at grant date fair value, if awarded in the period, and at incremental fair value, if modified in the period.  The assumptions used to calculate the fair value of option awards are set forth in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for 2012.

(2)
As further described in the Narrative Disclosure to the Summary Compensation Table below, the option awards in 2011 were granted in lieu of payment of cash salaries representing 20% of each of the named executive officer’s salary for the second half of 2011.  The option awards in 2012 were granted in lieu of payment of cash salaries representing 10% (with respect to Mr. Short and Mr. Belt) and 16.67% (with respect to Mr. Garner) of the named executive officer’s salary for 2012.

(3)	All other compensation consists of the following amounts for 2012 and 2011:

	2012
	Mr. Short	Mr. Belt	Mr. Garner
	($)	($)	($)
Life insurance premiums	19,316	-	-
Commuting expense reimbursements	25,683	-	8,133	(1)
401(k) safe harbor contribution	10,125	6,885	4,500
Housing allowance and relocation	-	-	9,356	(1)
Total	55,124	6,885	21,989

	2011
	Mr. Short	Mr. Belt	Mr. Garner
	($)	($)	($)
Life insurance premiums	19,316	-	-
Commuting expense reimbursements	34,756	-	16,127	(1)
401(k) safe harbor contribution	13,750	6,885	4,860
Housing allowance	-	-	13,934	(1)
Total	67,822	6,885	34,921

(1)
Includes Mr. Garner’s relocation expenses from New York to Phoenix.  Under the terms of his relocation agreement, as amended, we paid for the costs of his commute between New York and Arizona and provided a housing allowance until March 2012.

Narrative Disclosure to the Summary Compensation Table

The following is a brief description of the employment agreements we entered into with each of the named executive officers and current executive officers.

W. John Short, our President and Chief Executive Officer

On July 6, 2009, we entered into an employment agreement with W. John Short.  The term of the employment agreement was extended through June 30, 2012, and the term extended automatically for successive one-year terms unless either we or Mr. Short notifies the other in writing at least 180 days prior to the expiration of the then-effective term of its intention not to renew the employment agreement.  Mr. Short’s annual salary was $300,000 until it was increased to $350,000 on June 30, 2010.  Mr. Short is entitled to a one-time cash bonus of $150,000 and reimbursement if his family relocates to Arizona.  Mr. Short is reimbursed for reasonable expenses for commuting between Arizona and Oregon.  Mr. Short may be eligible to earn an annual bonus each year up to 75% of his annual salary and a discretionary bonus each year up to 100% of his annual salary, with the actual amount and requirements of these bonuses to be determined by our Board or Compensation Committee.  No bonuses were earned for 2012 or 2011.

In connection with Mr. Short becoming an employee, we granted to Mr. Short employee stock options under our 2005 Equity Incentive Plan to purchase 1,200,000, 2,400,000 and 1,400,000 shares of common stock at a price per share equal to $0.20.  The stock option to purchase 1,200,000 shares of common stock vested as to 400,000 shares on August 15, 2009.  Following that date, 66,666 shares subject to that stock option vested on the last business day of each calendar quarter until June 30, 2012.  The stock option to purchase 2,400,000 shares vested as to 800,000 shares on August 15, 2009.  Following that date, 133,333 shares vested on the last business day of each calendar quarter until June 30, 2012.  The stock option to purchase 1,400,000 shares vested on July 1, 2012.

On November 6, 2009, we amended Mr. Short’s employment agreement to provide that we maintain a $5,000,000 life insurance policy on Mr. Short’s life during the term of his employment.  Prior to November 5, 2011, one-half of the proceeds of the policy was payable for the benefit of Mr. Short and his wife.  After November 5, 2011, the policy is for the sole benefit of Mr. Short and his wife.

On July 2, 2010, we amended Mr. Short’s employment agreement, to extend the term of the agreement through the fourth anniversary of the effective date of our plan of reorganization filed with the United States Bankruptcy Court for the District of Arizona, which was November 30, 2010 (Plan Effective Date).  The amendment increased Mr. Short’s base salary on the Plan Effective Date to $375,000 from $350,000.  In addition, we agreed to pay Mr. Short, within ten days of the Plan Effective Date, (i) an initial bonus of $100,000 (as previously provided for in the initial employment agreement), and (ii) a bonus of $300,000 subject, among other things, to certain restrictions imposed by the Plan of Reorganization.  The first bonus of $100,000, earned in 2010, was paid in January 2011.

On July 7, 2010, we granted Mr. Short an additional stock option under our 2010 Equity Incentive Plan to purchase 5,000,000 shares of Common Stock at an exercise price of $0.20 per share.  1,000,000 shares subject to the option vested on July 7, 2010, and 1,000,000 shares subject to the option vested on the Plan Effective Date.  The remaining 3,000,000 shares will vest in equal monthly installments on the last day of each month over the 48 month period commencing the month following the Plan Effective Date.

On July 15, 2011, we amended the agreement to provide that 20% of Mr. Short’s salary for the last six months of 2011 be paid in stock options instead of cash.  Mr. Short received stock options to purchase up to 715,110 shares at an exercise price equal to $0.20 per share which vested and became exercisable in installments during 2011.  The option expired as to 392,494 of the underlying shares on July 15, 2012.  The option will expire as to 204,595 of the underlying shares on July 15, 2013 and 118,021 of the underlying shares on July 15, 2014.

In 2012, Mr. Short received 90% of his salary under his employment agreement in cash.  On April 25, 2012, Mr. Short was granted a stock option to purchase up to 343,787 shares of Common Stock at an exercise price equal to $0.12 per share.  The option vested as to 25% of the underlying shares on April 25, 2012, and the remainder vested in installments through 2012.  The fair value of the option on the date of grant equaled 10% of Mr. Short’s salary.  In December 2012, the exercise price on all outstanding options held by Mr. Short was lowered from $0.20 per share to $0.08 per share.

For a description of the termination and change in control provisions of Mr. Short’s employment agreement, see “Termination and Change in Control Arrangements”.

Jerry Dale Belt, our Chief Financial Officer and Secretary

On June 15, 2010, we entered into an employment agreement with Mr. Belt.  Mr. Belt’s term of employment extends through June 1, 2014.  Pursuant to the employment agreement, we agreed to pay Mr. Belt an annual salary of $230,000 which increased to $255,000 on January 1, 2011.  Mr. Belt may be eligible to earn an annual bonus each year up to 50% of his annual salary and a discretionary bonus each year as determined by our Board or Compensation Committee.  No bonuses were earned for 2012 or 2011.  In connection with his employment, we granted to Mr. Belt a stock option under our 2010 Equity Incentive Plan to purchase 2,500,000 shares of common stock at a price per share equal to $0.20.  This stock option vested as follows: (i) 500,000 shares vested on June 15, 2010, (ii) 500,000 shares vested on the date the Bankruptcy Court entered an order approving and confirming our plan of reorganization, which was October 27, 2010 and (iii) 31,250 shares vest each month for 48 months ending October 27, 2014.

On July 15, 2011, we amended the employment agreement with Mr. Belt to provide that 20% of his salary for the last six months of 2011 be paid in stock options instead of cash.  Mr. Belt received stock options to purchase up to 486,274 shares at an exercise price equal to $0.20 per share which vested and became exercisable in installments during 2011.  The option expired as to 266,896 of the underlying shares expired on July 15, 2012.  The option will expire as to 139,124 of the underlying shares on July 15, 2013, and 80,254 of the underlying shares on July 15, 2014.

On February 14, 2012, we modified the termination and change in control provisions of Mr. Belt’s employment agreement.  For a description of the termination and change in control provisions of Mr. Belt’s employment agreement, see “Termination and Change in Control Arrangements”.

In 2012, Mr. Belt received 90% of his salary under his employment agreement in cash.  On April 25, 2012, we granted Mr. Belt a stock option to purchase up to 233,755 shares of Common Stock at an exercise price equal to $0.12 per share.  The option vested as to 25% of the underlying shares on April 25, 2012, and the remainder vested in installments through 2012.  The fair value of the option on the date of grant equaled 10% of Mr. Belt’s salary.  In October 2012, the exercise price on all outstanding options held by Mr. Belt was lowered from $0.20 per share to $0.08 per share.

Colin Garner, our Senior Vice President of Sales

Colin Garner was appointed our Senior Vice President of Sales effective September 1, 2010.  In connection with his appointment, we entered into an employment agreement with Mr. Garner on September 1, 2010.  The agreement terminated September 1, 2012. Under the agreement we agreed to pay Mr. Garner an annual salary of $180,000 which would have increased to $200,000 on January 1, 2012 if Mr. Garner achieves certain sales targets that are approved by our Board.  These targets were not met.  Mr. Garner was eligible under the agreement to earn an annual bonus each year up to 50% of his annual salary and a discretionary bonus each year as determined by our Board or the Compensation Committee.  No bonuses were earned for 2012 or 2011.

Under the terms of the agreement, Mr. Garner was eligible for reimbursement of up to $15,000 of actual moving expenses and reimbursement of up to $1,000 per month in temporary housing cost for up to nine months.  Subsequently the temporary housing reimbursements were extended until March 2012.

On September 1, 2010, we granted Mr. Garner a stock option under our 2010 Equity Incentive Plan, expiring September 1, 2020, to purchase 1,000,000 shares of common stock at a price per share equal to $0.20.  The option vests as to 20,833 shares each month for 48 months ending August 31, 2014.

On July 15, 2011, we entered into an amendment to the employment agreement with Mr. Garner to provide that 20% of his salary for the last six months of 2011 be paid in stock options instead of cash.  Mr. Garner received stock options to purchase up to 343,252 shares, at an exercise price equal to $0.20 per share, which vested and became exercisable in installments during 2011.  The option expired as to 188,397 of the underlying shares on July 15, 2012.  The option expires as to 98,205 of the underlying shares on July 15, 2013 and 56,650 of the underlying shares on July 15, 2014.

In 2012, Mr. Garner received 83.4% of his salary under his employment agreement in cash.  On April 25, 2012, we granted Mr. Garner a stock option to purchase up to 275,030 shares of Common Stock at an exercise price equal to $0.12 per share.  The option vested as to 25% of the underlying shares on April 25, 2012, and the remainder vested in installments through 2012.  The fair value of the option on the date of grant equaled 16.6% of Mr. Garner’s salary.  In October 2012, the exercise price on all outstanding options held by Mr. Garner was lowered from $0.20 per share to $0.08 per share.

Equity Compensation Arrangements

2005 Equity Incentive Plan

The Board adopted the 2005 Equity Incentive Plan (2005 Plan) in May 2005 and our shareholders approved the 2005 Plan in September 2005.  Under the terms of the 2005 Plan, we could grant options to purchase common stock and shares of common stock to officers, directors, employees or consultants providing services to us on such terms as are determined by the Board.  A total of 10,000,000 shares of common stock were reserved for issuance under the 2005 Plan.  During 2012, no grants were made under the 2005 Plan.  As of December 31, 2012, options to purchase a total of 7,396,250 shares were outstanding.  No additional grants may be made under the 2005 Plan.

Our Board administered the 2005 Plan, determined vesting schedules on plan awards and can accelerate their schedules for award recipients.  Options granted under the 2005 Plan have terms of up to 10 years.

2010 Equity Incentive Plan

The Board adopted our 2010 Equity Incentive Plan (2010 Plan) in February 2010.  A total of 25,000,000 shares of common stock were initially reserved for issuance under the 2010 Plan.  The amount reserved increases annually each January 1st by 5% of the outstanding shares as of the prior December 31st.  Additionally, in 2011 the Board approved an 8,000,000 share increase in the number of shares of common stock reserved under the plan.  Under the terms of the 2010 Plan, we may grant options to purchase common stock and shares of common stock to officers, directors, employees or consultants providing services on such terms as are determined by the Board.  The Board administers the 2010 Plan, determines vesting schedules on plan awards and may accelerate the vesting schedules for award recipients.  The options granted under the 2010 Plan have terms of up to 10 years.  As of December 31, 2012, 17,796,950 shares were available for future issuance under the 2010 Plan.

December 31, 2012

Initially reserved	25,000,000
Additionally reserved - annual increases	19,831,186
Additionally reserved - board action	8,000,000
Options granted since inception, net of forfeited, expired or cancelled	(22,977,927)
Stock granted since inception	(12,056,309)
Available for issuance under the 2010 Plan	17,796,950

Pension Benefits

None of our named executive officers are covered by a pension plan or other similar benefit plan that provides for payments or other benefits at, following, or in connection with retirement.

Nonqualified Deferred Compensation

None of our named executive officers are covered by a defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Outstanding Equity Awards

The following table provides information as of December 31, 2012, regarding equity awards held by each of our named executive officers.

		Option Awards
		# of Securities Underlying Unexercised Options	# of Securities Underlying Unexercised Options	Equity Incentive Plan Awards: # of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration
		(# Exercisable)	(# Un-exercisable)	(#)	($/sh)	Date
W. John Short		5,000,000	-	-	0.08	7/5/2019
		2,000,000	-	-	0.08	7/7/2020
	(1)	1,562,500	1,437,500	-	0.08	7/7/2020
	(4)	204,595	-	-	0.08	7/15/2013
	(4)	118,021	-	-	0.08	7/15/2014
	(5)	343,787			0.08	4/25/2022

Jerry Dale Belt		1,000,000	-	-	0.08	6/15/2020
	(2)	812,500	687,500	-	0.08	6/15/2020
	(4)	139,124	-	-	0.08	7/15/2013
	(4)	80,254	-	-	0.08	7/15/2014
	(5)	233,775			0.08	4/25/2022

Colin Garner	(3)	583,333	416,667	-	0.08	9/1/2020
	(4)	188,397	-	-	0.08	7/15/2013
	(4)	56,650	-	-	0.08	7/15/2014
	(5)	275,030			0.08	4/25/2022

(1)	Shares underlying the option vest and become exercisable monthly in equal installments over the 48 months ending November 30, 2014.
(2)	Shares underlying the option vest and become exercisable monthly in equal installments over the 48 months ending October 27, 2014.
(3)	Shares underlying the option vest and become exercisable monthly in equal installments over the 48 months ending August 31, 2014.
(4)	Awards granted in lieu of salary for 2011.
(5)	Awards granted in lieu of salary for 2012.

Termination and Change in Control Arrangements

We have entered into employment agreements and stock option agreements with our named executive officers that require us to provide compensation to them upon termination of their employment with us or a change in control of the Company.  Regardless of the manner in which a named executive officer’s employment terminates, the executive officer will be entitled to receive amounts earned during the term of employment.  Such amounts include:

•	the portion of the officer’s current annual base salary and bonuses which have accrued through the date of termination;

•	vested stock options; and

•	payment for accrued but unused vacation.

In addition, immediately before a Change of Control Transaction, all stock options granted pursuant to our 2010 Equity Incentive Plan will vest and become fully exercisable.  For this purpose, a “Change of Control Transaction” means the occurrence of any of the following events: (i) any person becomes the beneficial owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by our then-outstanding voting securities; (ii) the consummation of the sale or disposition by the Company of all or substantially all of its  assets; or (iii) the consummation of a merger or consolidation of the Company or a subsidiary with another corporation or any other entity, other than a merger or consolidation which results in our voting securities of the Company outstanding immediately prior thereto continuing to represent at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

In addition to the consideration described above, the amount of compensation payable to each named executive officer following termination or a change of control is discussed below.

W. John Short

Termination for Disability In the event we terminate Mr. Short’s employment because of his Disability, Mr. Short is entitled to a lump sum cash payment equal to all reasonable moving expenses incurred by Mr. Short to relocate his family and personal possessions to Bend, Oregon.

“Disability” is defined as Mr. Short’s substantial inability to perform his duties under this Agreement for a continuous period of 90 days or longer, or for 120 days or more in any 12-month period, due to a physical or mental disability.

Termination Without Cause, for Good Reason, Non-renewal of Employment Agreement, for Death or for Work Related Disability  In the event Mr. Short’s employment is terminated (i) by us other than for “cause” (ii) because we elect to not renew his employment agreement at the end of its term, (iii) Mr. Short terminates his employment for “good reason”, (iv) due to Mr. Short’s death or (v) due to Mr. Short’s “work related disability”, Mr. Short shall be entitled to:

•
a cash lump sum payment equal to the greater of (i) the base salary and annual bonuses that Mr. Short would have been paid had he remained employed for the remainder of the then current term or (ii) the base salary and annual bonuses that Mr. Short would have been paid if he remained an employee for 12 months following the date of termination;

•	his option to purchase a total of 5,000,000 shares of common stock, expiring July 5, 2019, immediately vests in full and remains exercisable for 2 years following the date of termination; and

•	a cash lump sum payment equal to all reasonable moving expenses incurred by Mr. Short to relocate his family and personal possessions to Bend, Oregon.

“Cause” is defined as (i) a material breach of the terms of his employment agreement, which remains uncured for 30 days after written notice of the breach is delivered to Mr. Short, (ii) Mr. Short has been grossly negligent or has engaged in material willful or gross misconduct in the performance of his duties, (iii) Mr. Short has committed, as determined by our Board in good faith, or has been convicted of fraud, moral turpitude, embezzlement, theft, other criminal conduct or any felony, (iv) Mr. Short habitually misuses alcohol, drugs, or any controlled substance, or (v) Mr. Short breaches his proprietary information agreement with us.

“Good Reason” is defined as (i) any material breach by us of Mr. Short’s employment agreement; (ii) a material reduction of his duties or responsibilities, or the assignment of duties or responsibilities to Mr. Short that are not consistent or commensurate with his position as chief executive officer or (iii) any reduction of Mr. Short’s base salary.

“Work-Related Disability” shall mean that Mr. Short, due to a physical disability that arises out of or is incurred in connection with his employment, has been substantially unable to perform his duties under this Agreement for a continuous period of 90 days or longer, or for 120 days or more in any 12 month period; provided, that a “Work-Related Disability” shall not include a disability arising from, or resulting from, stress, mental, nervous, behavioral or emotional disorders, or related conditions or from alcohol, drug, or controlled substance abuse or misuse.

Termination in Connection With a Change of Control.  In the event that Mr. Short resigns or is terminated within 60 days before and 90 days after a Change of Control, Mr. Short shall be entitled to:

•
a cash lump sum payment equal to the greater of (i) the base salary and annual bonuses that Mr. Short would have been paid had he remained employed for the remainder of the then current term or (ii) the base salary and annual bonuses that Mr. Short would have been paid if he remained an employee for 12 months following the date of termination (such amount, his “Severance Payment”);

•	his options to purchase a total of 5,000,000 shares of common stock, expiring July 5, 2019, shall immediately vest in full and remain exercisable for 2 years following the date of termination;

•	a cash lump sum payment equal to all reasonable moving expenses incurred by Mr. Short to relocate his family and personal possessions to Bend, Oregon; and

•
a cash lump sum payment equal to the difference between (i) two times the sum of Mr. Short’s base salary and target bonus level for the year in which the termination occurs and (ii) an amount equal to the Severance Payment.

“Change of Control” is defined as the occurrence of any of the following events: (i) the consummation of a merger or consolidation of the Company with any other entity which results in the voting securities of the Company outstanding immediately prior thereto failing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (ii) the sale, mortgage, lease or other transfer in one or more transactions not in the ordinary course of  business of assets or earning power constituting more than fifty percent (50%) of the assets or earning power of the Company and its subsidiaries (taken as a whole) to any such person or group of persons.

Jerry Dale Belt

Termination without Cause, for Nonrenewal of Employment Agreement, for Good Reason, or Death.  In the event Mr. Belt’s employment is terminated (i) by us other than for Cause, (ii) because we elect to not renew his employment agreement at the end of its term, (iii) by Mr. Belt for Good Reason, or (iv) due to Mr. Belt’s death, Mr. Belt shall be entitled to a cash lump sum payment in an amount equal to the base salary that Mr. Belt would have been paid had he remained employed for the 180 day period following the date of his termination.

“Cause” is defined as (i) a material breach of the terms of his employment agreement, which breach remains uncured for 30 days following notice of breach, (ii) Mr. Belt has been grossly negligent or has engaged in material willful or gross misconduct in the performance of his duties, (iii) Mr. Belt has committed, as reasonably determined by our Board, or has been convicted by a court of law of fraud, moral turpitude, embezzlement, theft, or similar criminal conduct, or any felony, (iv) Mr. Belt habitually misuses alcohol, drugs, or any controlled substance, (v) Mr. Belt breaches his proprietary information agreement, or (vi) Mr. Belt fails to meet reasonable written standards established by us for performance of his duties under his employment agreement.

“Good Reason”, is defined as (i) any material breach by us of any provision of Mr. Belt’s employment agreement; (ii) a material reduction of Mr. Belt’s duties or responsibilities, or the assignment of duties or responsibilities to Mr. Belt that are not consistent or commensurate with and his position as chief financial officer or (iii) any reduction of Mr. Belt’s base salary other than as part of a general reduction of the salaries of all or substantially all of our employees.

Termination in Connection With a Change of Control.  In the event that Mr. Belt resigns or is terminated within 60 days before and 90 days after a Change of Control, Mr. Belt shall be entitled to a cash lump sum payment equal to the difference between (i) two times the sum of Mr. Belt’s base salary for the year in which the termination occurs and (ii) an amount equal to the severance payment to which he was otherwise entitled.

“Change of Control” is defined as the occurrence of any of the following events: (x) the consummation of a merger or consolidation of the Company with any other entity which results in the voting securities of the Company outstanding immediately prior thereto failing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (y) the sale, mortgage, lease or other transfer in one or more transactions not in the ordinary course of business of assets or earning power constituting more than fifty percent (50%) of the assets or earning power of the Company and its subsidiaries (taken as a whole) to any such person or group of persons.

Acceleration of Stock Options in Connection with a Change of Control Transaction. Immediately prior to a Change of Control Transaction, Mr. Belt’s stock option to purchase 2,500,000 shares granted under our 2010 Equity Incentive Plan, expiring June 15, 2020, shall immediately vest and be exercisable in full.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of March 31, 2013, by (i) each person or entity who is known by us to own beneficially more than 5% of the outstanding shares of that class or series of our stock, (ii) each of our directors, (iii) each of the named executive officers, and (iv) all directors and executive officers as a group.

The table is based on information provided to us or filed with the SEC by our directors, executive officers and principal shareholders. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to shares.  Shares of common stock issuable upon exercise or conversion of options, warrants or promissory notes that are currently exercisable or convertible or are exercisable or convertible within 60 days after March 31, 2013, are deemed outstanding for purposes of computing the percentage ownership of the person holding such securities, but are not deemed outstanding for computing the percentage of any other shareholder.  Unless otherwise indicated, the address for each shareholder listed in the following table is c/o RiceBran Technologies, 6720 N. Scottsdale Rd, Suite # 390, Scottsdale, AZ 85253.

	Shares of Common
	Stock Beneficially Owned
Name and Address of Beneficial Owner	Number	Percentage
	(1)	(1)
Cranshire Capital Advisors, LLC (2)	11,618,313	5.29%
3100 Dundee Road, Suite 703, Northbrook, Illinois 60062
W. John Short (3)	10,443,089	4.75%
David Goldman (4)	155,832	*
Baruch Halpern (5)	10,999,683	4.99%
Henk W. Hoogenkamp (6)	2,722,966	1.30%
Richard H. Koppes (7)	1,015,728	*
Robert C. Schweitzer (8)	245,832	*
Jerry Dale Belt (9)	2,421,903	1.14%
Colin Garner (10)	1,096,541	*

All directors and executive officers as a group (8 persons) (11)	29,101,574	13.90%

* less than 1%

(1)
Applicable percentage of ownership is based on 209,434,847 shares of our common stock outstanding as of March 31, 2013, together with (i) options and warrants for such shareholder exercisable within 60 days of March 31, 2013, and (ii) debt convertible within 60 days of March 31, 2013.

(2)
Information provided herein is based solely upon Cranshire Capital Advisors, LLC Schedule 13G filed on February 12, 2013.  Cranshire Capital Advisors, LLC claimed shared voting and dispositive power as to 11,618,313 shares of common stock issuable upon exercise of a warrant.

(3)
Includes 249,900 shares held by the KAWJS Trust and the following held by W. John Short:  9,478,903 shares issuable upon exercise of options; 357,143 shares issuable upon exercise of warrants and 357,143 shares issuable upon conversion of a promissory note.

(4)	Includes 10,000 shares held by the David Goldman & Lois A Goldman TRS FBO GOLDMAN FAMILY TRUST UA 04/23/2004 and 145,832 shares issuable upon exercise of options held by Mr. Goldman.
(5)
Reflects (i) 35,714,286 shares underlying a convertible promissory note and 35,714,286 shares underlying a warrant held by the Shoshana Shapiro Revocable Trust (ii) 440,000 outstanding shares, 1,428,571 shares underlying a convertible promissory note and 3,641,284 shares subject to warrants held by Mr. Halpern, (iii) 350,000 outstanding shares and 6,923,886 shares underlying warrants held by the Baruch Halpern Revocable Trust and iv) 482,437 shares issuable upon exercise of options held by Mr. Halpern.  The convertible promissory notes and the warrants (Halpern Blocked Securities) are not exercisable or convertible into shares of our common stock to the extent such exercise or conversion would cause Mr. Halpern to beneficially own more than 4.99% of our outstanding common stock, unless the holders provide us with sixty one days’ prior written notice that the blockers should not apply.  No such notice has been provided.  Because of these blockers, the beneficial ownership described in the table above represents Mr. Halpern’s beneficial ownership of 4.99% of our common stock.

(6)	Includes 832,216 shares issuable upon exercise of options.
(7)	Includes 719,033 shares issuable upon exercise of options.
(8)	Includes 145,832 shares issuable upon exercise of options.
(9)	Represents 2,421,903 shares issuable upon exercise of options.
(10)	Represents 1,096,541 shares issuable upon exercise of options.

(11)	Includes 16,037,043 shares issuable upon exercise or conversion of options, warrants and promissory notes and 9,727,246 shares underlying the Halpern Blocked Securities.

Equity Compensation Plan Information

The following table sets forth, as of December 31, 2012, certain information with respect to our 2005 Equity Incentive Plan and 2010 Equity Incentive Plan, and with respect to certain other options as follows:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a)
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by shareholders (1)	7,396,250	0.20	-
Equity compensation plans not approved by shareholders	26,454,645	0.15	17,796,950	(2)
Total	33,850,895	0.16	17,796,950

(1)	Represents shares reserved for future issuance under our 2005 Equity Incentive Plan.
(2)	Represents shares reserved for future issuance under our 2010 Equity Incentive Plan.

A description of our 2005 Equity Incentive Plan and 2010 Equity Incentive Plan is set forth above under “Equity Compensation Arrangements”.  As of December 31, 2012, options to purchase a total of 26,454,645 shares of our common stock were outstanding pursuant to compensation arrangements that have not been approved by our shareholders.  The per share exercise prices of these options vary from $0.08 to $1.50.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Parties

As provided in our Audit Committee charter, our Audit Committee reviews and approves, unless otherwise approved by our Compensation Committee, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $120,000 and in which any director, director nominee, executive officer or holder of more than 5% of any class of our capital stock, or members of any such person’s immediate family, had or will have a direct or indirect material interest (each such transaction, a Related Party Transaction).  Each Related Party Transaction that occurred since January 1, 2012, has been approved by our Board, Audit Committee or Compensation Committee.

Related Party Transactions

Other than compensation described above in “Executive Compensation”, we believe that there have been no Related Party Transactions since January 1, 2012, other than those described below.

Related Party Transactions between Mr. Hoogenkamp and the Company

Effective January 1, 2012, under a one-year independent contractor consulting agreement, we issued Mr. Hoogenkamp 1,000,000 shares of our common stock, which vested in twelve equal monthly installments during 2012.  On April 1, 2012, in connection with Mr. Hoogenkamp’s appointment to the Board, we terminated the independent contractor agreement and agreed to immediately vest all of the restricted shares previously granted under the agreement. In the period from January 1, 2012 to April 1, 2012, we paid Mr. Hoogenkamp $1,000, respectively, for fees owed under an independent contractor agreement.

In December 2012, we lowered the exercise price on options for the purchase of up to 500,000 shares to $0.08.  The options had been granted to Mr. Hoogenkamp for services rendered prior to his appointment to the Board on April 1, 2012.

Related Party Transactions between Mr. Halpern and the Company

During 2012, we issued convertible notes to an account owned by Mr. Halpern and to the Shoshana Shapiro Halpern Revocable Trust, a trust beneficially owned by Mr. Halpern under a note and warrant purchase agreement.  In connection with the issuance of the convertible notes, we also issued warrants to those entities.  The transactions are summarized below:

	Principal Amount of Convertible Note	Interest Rate on Convertible Note	Conversion Rate on Note	Maturity Date of Convertible	Shares Underlying Warrant	Exercise Price of Warrant	Expiration Date of	Cash We Received for Convertible Note and Warrants
Investor	($)	(%)	($ Per Share)	Note	(#)	($ Per Share)	Warrant	($)
At Issuance in 2012
Issued Jan. 18, 2012	2,500,000	10.0	0.10	Jan. 18, 2015	25,000,000	0.12	Jan. 18, 2017	112,523
Issued July 31, 2012	100,000	10.0	0.07	Jul. 31, 2015	1,428,571	0.08	Jul. 31, 2017	100,000

As of April 30, 2013
Issued Jan. 18, 2012	2,500,000	10.0	0.07	Jul. 31, 2015	35,714,286	0.08	Jul. 31, 2017	NA
Issued July 31, 2012	100,000	10.0	0.07	Jul. 31, 2015	1,428,571	0.08	Jul. 31, 2017	NA

The convertible note and warrant issued January 18, 2012, were issued in exchange for $112,523 and surrender of Mr. Halpern’s then outstanding convertible notes with original principal totaling $2,323,186 and related warrants held by Mr. Halpern, for the purchase of up to 2,323,186 shares at an exercise price of $0.22 per share.

The convertible notes and warrants listed above contain full ratchet antidilution provisions and require the holders to provide us with at least 61 days notice prior to conversion or exercise to the extent the holder would have a beneficial ownership interest in our common stock in excess of 4.99% of our outstanding common stock immediately after conversion or exercise.  Interest on the convertible notes is payable monthly at an annual rate of 10%.  We cannot prepay the notes.  The holders of the notes may elect to receive shares of common stock in lieu of cash as payment of interest.  The amount of shares issuable for the interest would be 120% of the accrued interest for a month divided by 80% of the 20 trading day volume weighted average price (VWAP) of our common stock as of the end of the applicable month.  All unpaid interest and principal is due when the notes mature.  The convertible notes are secured by a junior interest in substantially all of our assets, excluding our interest in our Nutra SA, LLC subsidiary.

On July 31, 2012, the warrants issued to Mr. Halpern, directly or indirectly, under the note and warrant purchase agreement were amended such that the exercise price decreased to $0.08 and the number of shares of Common Stock underlying such warrants increased to 35,714,286.  In addition, the term of the warrant was extended to July 31, 2017.

In 2012, and the period from January 1, 2013 to April 30, 2013, interest earned on the convertible notes beneficially owned by Mr. Halpern totaled $301,445 and $85,479.  We have made no principal payments on the convertible notes.

Mr. Halpern advanced us $50,000 under a promissory note dated April 1, 2013, bearing interest at 10%, due December 31, 2013.

Mr. Halpern is the founder and principal of Halpern Capital, Inc. (HC).  Under a February 15, 2011 financial advisor agreement, we are obligated to pay HC success fees ranging from 2.5% to 5.0% of the consideration received from certain equity, convertible securities or debt transactions.  We must also issue warrants to purchase shares of common stock that equal from 2.5% to 5.0% of the consideration received in those transactions, divided by either the market price of the common stock or the conversion price of the securities issued in the transaction.  This agreement terminated April 1, 2012, however we remained obligated to pay HC success fees and issue HC warrants on any transaction with an investor introduced by HC occurring though March 31, 2013.  HC earned no fees under this agreement in the period from January 1, 2013 to April 30, 2013.

In 2012, in connection with our issuances of subordinated convertible notes to the Trust and other investors, and the issuance of a senior convertible debenture, and related warrants, HC received $163,750 in cash fees under the financial advisor agreement.  We also issued the following warrants due to HC under the financial advisor agreement:

At Issuance in 2012			As of April 30, 2012
Shares Underlying Warrant	Exercise Price of Warrant at Issuance	Expiration Date of	Shares Underlying Warrant	Exercise Price of Warrant at Issuance	Expiration Date of
(#)	($ Per Share)	Warrant	(#)	($ Per Share)	Warrant
250,000	0.15	Jan. 17, 2017	535,714	0.07	Jan. 17, 2017
1,112,500	0.10	Jan. 18, 2017	1,589,286	0.07	Jan. 18, 2017
12,500	0.10	Jan. 18, 2017	17,857	0.07	Jan. 18, 2017
482,142	0.07	Jul. 31, 2017	482,142	0.07	Jul. 31, 2017
53,571	0.07	Aug. 31, 2017	53,571	0.07	Aug. 31, 2017

The warrants contain full ratchet antidilution clauses.

On January 18, 2012, we agreed to extend the expiration dates on warrants dated July 1, 2009, for the purchase of 5,166,520 shares, at an exercise price of $0.10 per share, from July 1, 2014 to January 18, 2017.

In January 2012, we paid HC $256,412, relevant to HC’s class 6 general unsecured creditor claim as part of our payment obligations under the Amended Plan of Reorganization.  The claim represented payment for services rendered prior to November 2009 bankruptcy petition filing.

Related Party Transactions between Mr. Short, Mr. Lintzenich, Mr. McMillan and the Company

Mr. Short, Zanesville Partners Fund, LLC, which is beneficially owned by Mr. Lintzenich, and the Edward L. McMillan Revocable Trust, which is beneficially owned by Mr. McMillan, each were investors in the January 18, 2012 financing.  Their investments are summarized in the table below.

	Principal Amount of Convertible Note and Cash Received by RiceBran Technologies	Interest Rate on Convertible Note	Conversion Rate on Note	Maturity Date of Convertible	Shares Underlying Warrant	Exercise Price of Warrant	Expiration Date of
Investor	($)	(%)	($ Per Share)	Note	(#)	($ Per Share)	Warrant
At Issuance January 18, 2012
W. John Short	25,000	10.0	0.10	Jan. 18, 2015	250,000	0.12	Jan. 18, 2017
Zanesville Partners Fund, LLC	50,000	10.0	0.10	Jan. 18, 2015	500,000	0.12	Jan. 18, 2017
Edward L. McMillan Revocable Trust	25,000	10.0	0.10	Jan. 18, 2015	250,000	0.12	Jan. 18, 2017

At Issuance April 9, 2013
W. John Short	25,000	10.0	0.07	Jul. 31, 2015	357,143	0.08	Jul. 31, 2017

As of April 30, 2013
W. John Short	25,000	10.0	0.07	Jul. 31, 2015	357,143	0.08	Jul. 31, 2017
Zanesville Partners Fund, LLC	50,000	10.0	0.07	Jul. 31, 2015	857,143	0.07	Jul. 31, 2017
Edward L. McMillan Revocable Trust	25,000	10.0	0.07	Jul. 31, 2015	428,571	0.07	Jul. 31, 2017
W. John Short	25,000	10.0	0.07	Jul. 31, 2015	357,143	0.08	Jul. 31, 2017

The convertible notes and warrants listed above contain full ratchet antidilution provisions and require the holders to provide us with at least 61 days notice prior to conversion or exercise to the extent the holder would have a beneficial ownership interest in our common stock in excess of 4.99% of our outstanding common stock immediately after conversion or exercise.  Interest on each convertible note is payable monthly at an annual rate of 10%.  We cannot prepay the notes.  Each investor may elect to receive shares of common stock in lieu of cash as payment of interest.  The amount of shares issuable for the interest would be 120% of the accrued interest for a month divided by 80% of the 20 trading day VWAP of our common stock as of the end of the applicable month.  All unpaid interest and principal is due when the notes mature.  The notes are secured by a junior interest in substantially all of our assets, excluding our interest in our Nutra SA, LLC subsidiary.  During 2012, Mr. Short, Zanesville Partners Fund, LLC and Edward L. McMillan Revocable Trust earned interest on the convertible notes of $2,391, $4,781 and $2,391, respectively.  During the four months ended April 30, 2013, Mr. Short, Zanesville Partners Fund, LLC and Edward L. McMillan Revocable Trust earned interest on the convertible notes of $411, $822 and $411, respectively.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires our directors, executive officers and beneficial owners of more than 10% of a registered class of our equity securities to file with the SEC, initial reports of ownership and reports of changes in ownership of our common stock and other equity securities.  Directors, executive officers and greater than 10% beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file.  Based solely on the review of the copies of such forms furnished to us and written representations that no other reports were required, we believe that all reporting requirements under Section 16(a) for the fiscal year ended December 31, 2012, were met in a timely manner by the directors, executive officers and greater than 10% beneficial owners, except as follows:

Name of Reporting Person	Form Required	Transaction Date	Date Form Filed
Baruch Halpern	Form 3	January 18, 2012	February 23, 2012
Baruch Halpern	Form 4	March 27, 2012	April 23, 2012
Baruch Halpern	Form 4	May 17, 2012	June 4, 2012
Baruch Halpern	Form 4	July 31, 2012	August 16, 2012
Baruch Halpern	Form 4	August 31, 2012	September 6, 2012
Colin Garner	Form 4	October 22, 2012	October 30, 2012
David Goldman	Form 4	October 3, 2012	October 11, 2012
Edward L. McMillan	Form 4	March 27, 2012	April 23, 2012
Edward L. McMillan	Form 4	July 31, 2012	August 6, 2012
Edward L. McMillan	Form 4	November 7, 2012	November 15, 2012
Henk W. Hoogenkamp	Form 3	April 2, 2012	April 23, 2012
Henk W. Hoogenkamp	Form 4	April 2, 2012	April 11, 2012
Henk W. Hoogenkamp	Form 4	April 2, 2012	April 23, 2012
Henk W. Hoogenkamp	Form 4	June 9, 2012	April 16, 2013
James C. Lintzenich	Form 4	March 27, 2012	April 23, 2012
James C. Lintzenich	Form 4	July 31, 2012	August 6, 2012
James C. Lintzenich	Form 4	November 9, 2012	November 15, 2012
Jerry Dale Belt	Form 4	October 22, 2012	October 30, 2012
John J. Quinn	Form 4	March 27, 2012	April 23, 2012
Richard H. Koppes	Form 4	March 27, 2012	April 23, 2012
Robert C. Schweitzer	Form 4	October 4, 2012	October 11, 2012
Robert C. Schweitzer	Form 4	November 26, 2012	November 29, 2012
W. John Short	Form 4	July 31, 2012	August 16, 2012

OTHER BUSINESS

Our management knows of no other business to be brought before the 2013 Annual Meeting of Shareholders.  If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion, as they may deem appropriate, unless they are directed by a proxy to do otherwise.

ANNUAL REPORT ON FORM 10-K

Shareholders may obtain a copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2012, without charge, by writing to J. Dale Belt, our corporate secretary, at our principal executive offices at 6720 N. Scottsdale Road, Suite # 390, Scottsdale, Arizona 85253.

By Order of the Board of Directors

J. Dale Belt
Secretary
Scottsdale, Arizona
April 30, 2013

APPENDIX A

CERTIFICATE OF AMENDMENT OF
ARTICLES OF INCORORATION OF
RICEBRAN TECHNOLOGIES

The undersigned, __________ and _________ hereby certify that:

ONE:        _________ is the duly elected President and ____________ is the duly elected Secretary of RiceBran Technologies, a California corporation (“Corporation”).

TWO:     Article Three of the Articles of Incorporation of the Corporation shall be amended to read in full as follows:

ARTICLE THREE

“This Corporation is hereafter authorized to issue two (2) classes of shares of stock designated respectively “Common Stock” and “Preferred Stock.”  The total number of shares of Common Stock that this Corporation is authorized to issue is one billion two hundred million (1,200,000,000) and the total number of shares of Preferred Stock that this Corporation is authorized to issue is twenty million (20,000,000).

The Preferred Stock may be divided into such number of series as the board of directors may determine.  The board of directors is authorized to determine and alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock.  The board of directors, within the limits and restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.”

THREE:  The foregoing amendment of the Articles of Incorporation has been approved by the board of directors of the Company.

FOUR:    The foregoing amendment of the Articles of Incorporation has been approved by the holders of the requisite number of shares of the corporation in accordance with Sections 902 and 903 of the California Corporations Code.  The total number of outstanding shares entitled to vote with respect to the foregoing amendment was ______________ shares of Common Stock.  The number of shares voting in favor of the foregoing amendment equaled or exceeded the vote required, such required vote being a majority of the outstanding shares of Common Stock.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date:

, President

, Secretary

APPENDIX B

CERTIFICATE OF AMENDMENT OF
ARTICLES OF INCORORATION OF
RICEBRAN TECHNOLOGIES

The undersigned, __________ and _________ hereby certify that:

ONE:        _________ is the duly elected President and ____________ is the duly elected Secretary of RiceBran Technologies, a California corporation (“Corporation”).

TWO:     Article Three of the Articles of Incorporation of the Corporation shall be amended by adding a new paragraph after the third paragraph of Article Three to read as follows:

ARTICLE THREE

“Each [*] shares of the Common Stock of the Corporation issued and outstanding or held in treasury as of 5:00 p.m. Pacific Daylight Savings Time on the date this Certificate of Amendment of the Articles of Incorporation is filed with the Secretary of State of the State of California (the “Effective Time”) shall be reclassified as and changed into one (1) share of Common Stock of the Corporation, without any action by the holders thereof. Each stockholder who, immediately prior to the Effective Time, owns a number of shares of Common Stock which is not evenly divisible by [*] shall, with respect to such fractional interest, be entitled to receive from the Corporation one (1) whole share of Common Stock, as of the date this Certificate of Amendment of Articles of Incorporation is filed with the Secretary of State of the State of California.”

THREE:  The foregoing amendment of the Articles of Incorporation has been approved by the board of directors of the Company.

FOUR:    The foregoing amendment of the Articles of Incorporation has been approved by the holders of the requisite number of shares of the corporation in accordance with Sections 902 and 903 of the California Corporations Code.  The total number of outstanding shares entitled to vote with respect to the foregoing amendment was ______________ shares of Common Stock.  The number of shares voting in favor of the foregoing amendment equaled or exceeded the vote required, such required vote being a majority of the outstanding shares of Common Stock.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date:

, President

, Secretary

*       Stockholders are approving separate amendments approving each of the following stock split ratios:  eighty (80), one hundred and twenty (120), one hundred and sixty (160) and two hundred (200) shares of Common Stock into one (1) share of Common Stock. The Certificate of Amendment filed with the Secretary of State of the State of California, if at all, will include only that number approved by the Board of Directors to be in the best interest of the Corporation and its stockholders. The Board of Directors will not implement any amendment providing for a different split ratio than as set forth above.

ADMISSION CARD

ANNUAL MEETING OF SHAREHOLDERS

June 18, 2013
9:00 A.M. (Local Time)
Scottsdale Plaza Resort
7200 North Scottsdale Road
Scottsdale, AZ 85253

Presentation of this card is required
for admission to the Annual Meeting

PLEASE PRESENT THIS CARD TO THE COMPANY'S REPRESENTATIVE
AT THE ENTRANCE TO THE ANNUAL MEETING.

RICEBRAN TECHNOLOGIES

RICEBRAN TECHNOLOGIES
6720 N. Scottsdale Road, Suite # 390
Scottsdale, Arizona 85253

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS

The undersigned holder of Common Stock of Ricebran Technologies, a California corporation (the "Company"), hereby appoints W. John Short and J. Dale Belt, and each of them, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated on the reverse side of this proxy card, all of the shares of stock of the Company that the undersigned may be entitled to vote at the 2013 Annual Meeting of Shareholders of the Company, to be held at Scottsdale Plaza Resort, 7200 North Scottsdale Road, Scottsdale, AZ 85253, on Tuesday, June 18, 2013, at 9:00 A.M. local time, and at any adjournments or postponements thereof, and in their discretion upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

(Continued and to be signed on the reverse side)

COMMENTS:

ANNUAL MEETING OF SHAREHOLDERS OF

RICEBRAN TECHNOLOGIES

June 18, 2013

GO GREEN
e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:
The annual report and proxy statement are
available at http://www.ricebrantech.com/InvestorRelations

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

Ô Please detach along perforated line and mail in the envelope provided Ô

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NOMINEES,
"FOR" PROPOSALS 2, 3, 4 AND 6 AND FOR "1 YEAR" FOR PROPOSAL 5 LISTED BELOW.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

		NOMINEES:
☐	FOR ALL NOMINEES	○ W. John Short
		○ David Goldman
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	○ Baruch Halpern
		○ Henk W. Hoogenkamp
		○ Robert C. Schweitzer
☐	FOR ALL EXCEPT (See instructions below)	

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: (●)

	1 year	2 years	3 years	ABSTAIN
5. To vote, on an advisory basis, on the frequency of holding an advisory vote on executive compensation;	☐	☐	☐	☐

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" Proposals 1, 2, 3, 4 and 6 and for "1 Year" on Proposal 5.

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE VOTE YOUR SHARES PROMPTLY BY MARKING, SIGNING, DATING AND RETURNING THE PROXY CARD IN THE ENCLOSED POSTAGE PAID RETURN ENVELOPE.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Please check this box if you plan to attend the Annual Meeting. ☐

Signature of Shareholder ____________ Date: ________ Signature of Shareholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF
RICEBRAN TECHNOLOGIES

June 18, 2013
PROXY VOTING INSTRUCTIONS

INTERNET - Access "www.voteproxy.com" and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.
COMPANY NUMBER
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON - You may vote your shares in person by attending the Annual Meeting.	ACCOUNT NUMBER

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The annual report and proxy statement are available at http://www.ricebrantech.com/InvestorRelations

Ô Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. Ô

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NOMINEES,
"FOR" PROPOSALS 2, 3, 4 AND 6 AND FOR "1 YEAR" FOR PROPOSAL 5 LISTED BELOW.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

The Board of Directors recommends that you vote "FOR" the following:
1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ W. John Short
- ○ David Goldman
- ○ Baruch Halpern
- ○ Henk W. Hoogenkamp
- ○ Robert C. Schweitzer

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: (●)

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	1 year	2 years	3 years	ABSTAIN
5. To vote, on an advisory basis, on the frequency of holding an advisory vote on executive compensation;	☐	☐	☐	☐

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" Proposals 1, 2, 3, 4 and 6 and for "1 Year" on Proposal 5.

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE VOTE YOUR SHARES PROMPTLY BY MARKING, SIGNING, DATING AND RETURNING THE PROXY CARD IN THE ENCLOSED POSTAGE PAID RETURN ENVELOPE.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

Please check this box if you plan to attend the Annual Meeting. ☐

Signature of Shareholder		Date:		Signature of Shareholder		Date:	

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.